   As filed with the Securities and Exchange Commission on November 12, 1999
                                                       Registration No. 33-95156
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                   ------------------------------------------
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       to
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                   ------------------------------------------
                           WOLVERINE ENERGY 1998-1999
                               DEVELOPMENT PROGRAM
           Wolverine Energy 1998-1999(A) Development Company, L.L.C.,
           Wolverine Energy 1998-1999(B) Development Company, L.L.C., Wolverine Energy 1998-1999(C) Development Company, L.L.C., Wolverine Energy 1998-1999(D) Development Company, L.L.C., Wolverine Energy 1998-1999(E) Development Company, L.L.C., Wolverine Energy 1998-1999(F) Development Company, L.L.C., Wolverine Energy 1998-1999(G) Development Company, L.L.C., Wolverine Energy 1998-1999(H) Development Company, L.L.C., Wolverine Energy 1998-1999(I) Development Company, L.L.C.,
         and Wolverine Energy 1998-1999(J) Development Company, L.L.C.
   (Exact name of registrants as specified in their Articles of Organization)

               Michigan                                     1311
   (State or other jurisdiction of              (Primary Standard Industrial
    incorporation or organization)               Classification Code Number)

                                To be applied for
                      (I.R.S. Employer Identification Nos.)

                       4660 South Hagadorn Road, Suite 230
                          East Lansing, Michigan 48823
                                 (517) 351-4444
               (Address, including zip code, and telephone number,
        including area code, of registrants' principal executive offices)

                             Michael D. Ewing, Esq.
                              116 North Clay Street
                            Hinsdale, Illinois 60602
                                 (630) 850-7125
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)

                   ------------------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: X

                   ------------------------------------------

         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                           WOLVERINE ENERGY 1998-1999
                               DEVELOPMENT PROGRAM

                              CROSS-REFERENCE SHEET
     Cross Reference Sheet Furnished Pursuant to Item 501 of Regulation S-K


Item Number and Caption                                                Heading in Prospectus
-----------------------                                                ---------------------
1.   Forepart of Registration Statement and                     Outside front cover page of Prospectus
     Outside Front Cover Page of Prospectus

2.   Inside Front and Outside Back Cover                        Inside front cover page and outside back cover page of
     Pages of Prospectus                                        Prospectus

3.   Summary Information, Risk Factors and                      "Summary of Program," Summary of Tax Considerations,"
     Ratio of Earnings to Fixed Charges                         and "Risk Factors"

4.   Use of Proceeds                                            "Application of Proceeds"

5.   Determination of Offering Price                            "Terms of Offering"

6.   Dilution                                                   Not applicable

7.   Selling Security Holders                                   Not applicable

8.   Plan of Distribution                                       "Plan of Distribution" and "Terms of Offering"

9.   Description of Securities to be Registered                 "Summary of Program," "Investor Interestholder Limited
                                                                Liability and Potential Liabilities of Participating Investor
                                                                Interestholders," "Participation in Costs and Revenues" and
                                                                "Summary of Company Operating Agreement"

10.  Interests of Named Experts and Counsel                     "Legal Opinions" and "Experts"

11.  Information With Respect to the
     Registrants:

     (a)   Description of Business                              "Summary of Program," "Proposed Activities and Policies"
                                                                and "Application of Proceeds"

     (b)  Description of Property                               "Proposed Activities and Policies"

     (c)  Legal Proceedings                                     Not applicable

     (d)  Market Price of and Dividends on                      Not applicable
          the Registrants' Common Equity and
          Related Stockholder Matters

     (e)  Financial Statements                                  Not applicable

     (f)  Selected Financial Data                               Not applicable

     (g)  Supplementary Financial Information                   Not applicable

     (h)  Management's Discussion and                           Not applicable
          Analysis of Financial Condition and
          Results of Operations

     (i)  Changes in and Disagreements with                     Not applicable
          Accountants on Accounting and
          Financial Disclosure

     (j)  Directors and Executive Officers                      "Management"

     (k)  Executive Compensation                                "Management"

     (l)  Security Ownership of Certain                         "Management"
          Beneficial Owners and Management

     (m)  Certain Relationships and Related                     "Proposed Activities and Policies," "Application of
          Transactions                                          Proceeds," "Participation in Costs and Revenues,"
                                                                "Compensation and Reimbursement," "Conflicts of Interest"
                                                                and "Management"

12.  Disclosure of Commission Position on                       "Management - Fiduciary Obligations and Indemnification"
     Indemnification for Securities Act                         and "Summary of Company Operating Agreement"
     Liabilities


                                SUPPLEMENT NO. 2
                            DATED: NOVEMBER  , 1999

                                     TO THE
                                   PROSPECTUS
                            DATED: SEPTEMBER 4, 1998

                                       of

                 WOLVERINE ENERGY 1998-1999 DEVELOPMENT PROGRAM

                   ------------------------------------------

                         WOLVERINE ENERGY 1998-1999 (B)
                           DEVELOPMENT COMPANY, L.L.C.


     Wolverine Energy 1998-1999 (B) Development Company, L.L.C. (the "Company") is hereby commencing the offer and sale of membership interests ("Interests") in the Company pursuant to the terms and conditions described in the Prospectus of the Wolverine Energy 1998-1999 Development Program (the "Program") dated as of September 4, 1998 (the "Prospectus"), as amended by this Supplement No. 2 dated November , 1999 ("Supplement No. 2"). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus and all of the material terms of the offer and sale of Interests in the Company, the business in which it will engage and the conditions under which it will operate are restated as of the date of this Supplement as if the Company was the Company generically described in the Prospectus, unless modified or otherwise provided or described herein. This Supplement No. 2 amends and restates any and all prior Supplements to the Prospectus in their entirety. All prior Supplements, as of the date hereof, have been superceded by this Supplement No. 2 and may not be relied upon by any person. All terms, provisions or descriptions of any nature appearing herein shall supercede and control any inconsistent or conflicting terms, provisions or descriptions appearing in the Prospectus or any prior Supplement thereto.

THE COMPANY

     The Company will be activated upon the first closing of the sale of Interests pursuant to this Supplement and the Prospectus pursuant to the terms described in the Prospectus under the caption "Terms of the Offering." The Company will not have significant assets or have engaged in any operations as of that date. Upon the closing of the sale of Interests and the activation of the Company, substantially all of its net proceeds remaining from the sale of Interests after payment of organizational and offering costs, including the Management Fee to the Manager, shall be used to acquire working interests in the Properties described below and to pay certain fees and expenses to the Manager and its affiliates, among others. See "Compensation and Reimbursement" in the Prospectus for more information with respect to the application of the proceeds of the sales of Interests by the Company.

TERMS OF THE OFFERING

     The Interests will be offered and sold commencing on the date of this Supplement No. 2 pursuant to the terms of the offering of Interests by the Program described under the caption "Terms of Offering" and "Plan of Distribution" in the Prospectus, as modified herein. The offering of Interests of the Company commenced on the date of this Supplement No. 2. If at least $1,000,000 of Interests have been sold, the Manager may, in its discretion, terminate this offering at any time thereafter; provided, however, that not more than 15,000 Interests, in the aggregate, may be sold in this offering pursuant to this Supplement No. 2. If fewer than $1,000,000 of Interests have been sold, this offering shall terminate 90 days following the date of this Supplement No. 2. The primary object of the Manager in limiting the duration of the offering period and the number of Interests sold will be to minimize the period during which subscription payments are held in cash prior to investment in working interests. Therefore, the Manager anticipates that the maximum offering period will be 180 days and the maximum number of Interests sold will be $5,000,000. In all events, this offering shall terminate not later than December 31, 1999.

PRIOR COMPANIES' OFFERING HISTORY

     The Company is the second Company in the Program to offer and sell Interests. Wolverine Energy 1998-1999(A) Development Company, L.L.C. (the "Previous Company") completed its offering of Interests on November , 1999, having commenced such offering on the date of the Prospectus. The Previous
Company had accepted subscriptions for $             of Interests as of the
closing date. The Previous Company has admitted all such subscribers as Interestholders as of the closing date; the Previous Company has terminated all selling efforts with respect to Interests and will not accept any further subscriptions therefor.

PRIOR COMPANIES' OPERATING HISTORY

     The Company is the second Company in the Program to have raised capital. The Previous Company has acquired or agreed to acquire and develop working interests in natural gas properties within the Independence prospect (the "Prospect") located in the Cherokee Basin in Montgomery County, Kansas. The Company will acquire, develop, drill, complete and equip up to approximately net wells in the Prospect (the "Project").

     The Prospect is under development by Kansas Operating Company, L.L.C. (the "Operator"), Independence, Kansas, and is located within the Operational Area. The Operator is owned 50% by the Manager and 50% by an unaffiliated gas project development company. The Operator will, in turn, subcontract substantially all of its administrative and operational obligations to Federated Oil & Gas Properties, Inc., an affiliate of the Manager (see "Management Additions and New Operating Alliance of Manager" herein), and Black Rain Energy, an unaffiliated gas well management company in Kansas. The Project will consist of the Previous Company's percentage working interest in wells to be drilled, completed and equipped for production on the Prospect. The Prospect has been assembled by the Operator from working interests in such properties held by parties which are unaffiliated with the Operator or the Manager or their respective affiliates. The Project encompasses the right to re-enter and re-complete wells which have been shut-in after having previously been drilled and completed by unaffiliated parties. In addition to the wells that will constitute the Project, the Operator also holds the rights to re-enter and re-complete additional wells in the Prospect. The Manager, as a co-operator party to the Operating Agreement with respect to the Prospect, has the right to participate directly and indirectly in the development of the remainder of the wells on the Prospect that will not be a part of the Project and anticipates that it may form additional investment programs, including entities similar to the Program or any Company, to acquire and develop the working interests in prospects corresponding to such wells.

     Operational Area. The Company expects to focus its investment efforts on working interests in natural gas well development projects located within the known or highly-likely extent of the gas-bearing coalbed methane formations in Montgomery County, Kansas. The Manager believes that the coalbed methane formations in the Prospect have a high potential to produce gas in commercial quantities. All of the recent prior gas development activity of the Manager and its affiliates, other than the investment of the Previous Company in coalbed methane formations in the Prospect, has been focused on the Antrim shale formation. Information with respect to the experience of the Manager and its affiliates in Antrim gas development projects in the Operational Area is provided in "Prior Activities" herein.

PRIOR ACTIVITIES OF THE MANAGER AND AFFILIATES

     Information with respect to the activities of the Prior Antrim Partnerships through December 31, 1998, is attached hereto as Exhibit I.

MANAGER'S FINANCIAL STATEMENTS

     Audited financial statements of the Manager as of December 31, 1998, and unaudited financial statements of the Manager as of June 30, 1999, are attached hereto.

MANAGEMENT ADDITIONS AND NEW OPERATING ALLIANCE OF MANAGER

     Joseph Kostrzewa joined the Manager as President and chief operating officer, effective as of March 1, 1999. In addition, an operating alliance between the Manager and Federated Oil & Gas Properties, Inc. ("Federated"), was established at that time. Federated is owned by Kostrzewa, where he remains as chairman. Federated operates Niagaran, Antrim and Richfield wells throughout Michigan and acts as agent and general partner for various entities.

     Mr. Kostrzewa started his career in 1965 in public accounting, working for Arthur Andersen in their Chicago and Detroit offices, where he specialized in corporate taxes, including mergers and acquisitions. In 1972, he joined BDO Seidman in Traverse City, where he was the partner in charge of the office. In 1976, he joined the Preston Brothers of The Woodlands, Texas as executive vice-president of their oil and gas exploration company (Traverse Corp.) in Traverse City, Michigan. Upon the successful sale of the Traverse Corp. assets to Total Petroleum in 1980, Mr. Kostrzewa started Traverse Oil Company. Traverse Oil merged with Federated Development Corp. a Pittsburgh based oil and gas investment company in 1983. The merged company was taken public and Mr. Kostrzewa served as its chairman until its sale to Adobe Oil and Gas Corp. in 1988. He then formed Federated, a private company, which he has owned and operated since.

     Mr. Kostrzewa is a CPA and a member of the American Institute of Certified Public Accountants and the Michigan Association of Certified Public Accountants. He serves on the board of the Michigan Oil & Gas Association and has for the last 12 years. He is vice-chairman of the Board of Trustees of Munson Medical Center, serves on the board of Wright K Technology; is a trustee of the National Cherry Festival and is a board member of the foundation of Northwestern Michigan College.

     The Manager has opened an administrative and field office in Traverse City, Michigan. This office, working through the alliance with Federated, will be responsible for all accounting and field operations and will work directly with current project operators. The existing East Lansing office will focus primarily on all fund raising activities, including broker-dealer relations, investor reporting and other related matters.

DIRECT COSTS REIMBURSEMENT

     The Company will not reimburse the Manager or any of its affiliates for the fair market value of services rendered to the Company which do not constitute customary, routine or recurring administrative tasks in the Company's day-to-day business and which are commonly understood to be outside of the duties of the Manager as managing member of the Company. "Direct costs" which are the subject of reimbursement by the Company to the Manager will be limited services rendered to or for the benefit of the Company by vendors who or which are not affiliated with the Manager only. The description of "direct costs" which appears in the Prospectus at pages 16, 18, 63, 67, 69-70, 129, COA-5 and COA-20 is hereby amended and restated in their entirety to conform to the description of such matters herein.

MEETINGS OF MEMBERS

     Section 15.2 of the form of Company Operating Agreement is hereby amended to provide that the holders of more than 10% in interest of the Investor Interestholders may request that a meeting of Investor Interestholders be held to conduct a vote on a matter as to which Investor Interestholders have voting rights, and that upon receipt of such request, that Manager is required to call such a meeting. Section 15.2 of the form of Company Operating Agreement found on page COA-31 of the Prospectus is intended to conform to the description of such matters appearing on page 19 of the Prospectus. Further, the Manager will not vote any Interests which it or its affiliates acquire in order for a Company to obtain subscriptions for the Minimum Amount at any such meeting.

FARMOUTS

     The Program will not engage in any farmout transactions with the Manager or any affiliate of the Manager which involves any property in which the Program has a working or any other interest, notwithstanding language to the contrary found on page 73 of the Prospectus.

MINIMUM AMOUNT OF INTERESTS

     The Minimum Amount of Interests to be sold prior to the formation of a Company will be $1,000,000, rather than $300,000 as provided in the Prospectus.

MICHIGAN RESIDENTS ONLY

     Michigan residents will be required to comply with the following suitability standards prior to subscribing for Interests:

     All Michigan residents must have a minimum net worth of $225,000 without regard to an investment in Interests, and a minimum annual gross income of $100,000 for the current year and for the immediate two previous years, evidenced by information provided in the Subscription Agreement; or a minimum net worth in excess of $750,000, inclusive of home, home furnishings and automobiles, also evidenced by information provided in the Subscription Agreement.

     Michigan residents who elect Participating Investor Interestholder status must have a minimum net worth of $600,000 without regard to investment in Interests, and a minimum annual gross income of $250,000 for the current year and for the immediate two previous years, evidenced by information provided in the Subscription Agreement; of a minimurn net worth in excess of $1,000,000, inclusive of home, home furnishings and automobiles, evidenced by information provided in the Subscription Agreement.

     All Michigan residents must represent in the Subscription Agreement that they have had prior investment experience or have consulted a financial adviser or certified public accountant prior to investing.

     MICHIGAN INVESTORS: PLEASE NOTE that investor suitability differs for Michigan residents seeking to elect the tax benefits available with Participating Investor Interestholder status and those who do not. See the modified Michigan suitability standards above. FURTHER NOTE that electing Participating Investor Interestholder status subjects the investor to unlimited personal liability in the event that the Manager does not have adequate insurance or assets to appropriately settle any disputes that may arise during its operations or otherwise.

PLAN OF DISTRIBUTION

     Escrowed funds will not be invested in loans to the Manager and its affiliates and will only be invested in instruments permitted under applicable SEC rules.

CONSENT ORDER

     The Manager has entered into a consent order with the Michigan Department of Consumer and Industry Services, Corporation, Securities and Land Development Bureau, Securities Division, pursuant to which it neither admitted nor denied guilt in connection with unregistered sales of Interests to Michigan residents and agreed to comply with Michigan law in respect to the offer and sales of securities to Michigan residents.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This discussion should be read in conjunction with the financial statements, accompanying notes and supplemental information attached hereto.

Year Ended December 31, 1998

     Results of Operations

     Net income for 1998 was $(28,433), compared with $452,656 in 1997. The primary factor affecting the year-to-year decrease in net income was the decrease in turnkey revenue from $6,333,944 to $5,987,964, a decrease of $345,980, or 5.5%, which resulted in a decrease in turnkey gross profits of from $1,151,339 in 1997 to $857,727 in 1998, a difference of $293,612 or 25.5%. Also contributing was the $25,634, or 7.1% decrease in management fee revenue from $362,832 to $337,198 and the increase in other income from $149,124 to $235,669, a $86,545 increase.

     The decreased earnings in 1998 were primarily driven by a shift by the Manager in the proportion of affiliated natural gas investment vehicles which acquired working interests on a turnkey basis as opposed to those which acquired such interests on a promoted basis. This shift in fund-raising allocations was, in turn, partially a product of lower natural gas prices and an increase in worldwide natural gas production and difficulties experienced by affiliated natural gas investment vehicles in obtaining regulatory approval to conduct offerings of equity interests in such vehicles. These results, as well as lagging efficiency improvements throughout the organization, produced decreased operating profits from turnkey drilling contracts and management fees in 1998 over 1997.

     Total capital raised by affiliated natural gas investment entities increased from $6,789,374 in 1997 to $6,920,319 in 1998, an increase of $130,945 or 1.9 percent. The natural gas investment programs organized by the Manager have not begun to generate sufficient gas production to result in meaningful levels of distributions of operating profits to have been made to the Manager. Therefore, the Manager has not recognized a meaningful level of operating profits from its interests in such programs, partially as a result of the lower level of prices for natural gas which have prevailed over the last two years compared with the prior years.

     Total turnkey expenses and related costs decreased 1.0% percent from 1997, while corresponding turnkey revenues decreased 5.5 percent, causing a decrease in turnkey profit margin from 18.2 percent to 14.3 percent. General and administrative expenses for 1998 increased by 19.5 percent, reflecting the higher level of capital raising activity at the affiliated natural gas investment programs in 1998 over 1997 and the cumulative effect on the level of administrative expenses of the addition of new capital in 1998 to the capital already under management at the end of 1997 without reduction for return of capital to investors. Depreciation and amortization expense decreased from $19,316 to $5,970 compared with 1997. Interest expense increased $63,390 in 1998, from $77,901 to $141,291 (all of which was paid), reflecting higher average borrowings outstanding during 1998

     Liquidity and Capital Resources

     In 1998, cash flow from operating activities amounted to $(1,095,964), compared with $1,332,275 in 1997. Total short-and long-term debt, including amounts outstanding under the Manager's line of credit, trade payables, amounts due to operators and related parties and other accounts payable, was $2,497,369 at year end 1998, compared with $2,862,545 at year-end 1997. Debt as a percent of debt-plus-equity was 78.1 percent at December 31, 1998, down from 90.3 percent at year-end 1997.

     Working capital was $(179,195) at year-end 1998, compared with $(1,049,598) at year-end 1997. At year-end 1998, the Managers's current ratio was 0.91 to 1. Cash Distributions paid in 1998 totaled $1,552,732, compared to $483,954 in 1997, while member contributions were $1,981,219 in 1998 and $0 in 1997. The Manager has a line of credit with Franklin Bank, Southfield, Michigan in the current amount of $325,000, all of which is currently outstanding. The Manager also has outstanding long-term debt totaling $731,347, of which $105,000 is due within one year and the balance matures at various times through April 2003. This debt bears interest at rates varying from 9.25% to 17.75%, based upon current levels of the prime interest rate.

     Working Interests Held for Sale and Capital Expenditures

     Inasmuch as the Manager engages in the raising of capital for investment in natural gas development, it has not engaged directly in capital investment in natural gas development or production activities, except with respect to the portion of the capital invested in such activities which the Manager provides from its own capital and for its own account. Insofar as the Manager incurs contingent liability for turnkey development of natural gas development projects if development costs exceed budgeted costs by more than the anticipated turnkey profit to the Manager, it may be required to make a capital investment in such project(s) in the amount of such excess, though such investment is not anticipated. As such, the Manager has not made a capital investment in any natural gas development project in excess of its capital contribution as Manager of the affiliated investment vehicle, which amount totaled $279,053 in 1998. The Manager has received distributions and accrued unrealized losses with respect to these interests and has a net recorded capital contribution of $1,154,458. The Manager anticipates that it will make similar investments in affiliated natural gas investment vehicles in 1999 and does not anticipate, nor has it provided for, making any investment as a result of actual development expenses of such a project exceeding budgeted costs by more than the anticipated turnkey profit to the Manager.

     The Manager does, however, utilize its capital to acquire working interests for subsequent resale to affiliated investment vehicles. The amount of working interests held for sale was $1,458,167 at December 31, 1997 and $877,580 at December 31, 1998. These amounts consist of actual land costs and estimated development, drilling and completion expenses for working interests in wells held by the Manager and anticipated to be sold to one or more affiliated investment vehicles pursuant to a turnkey drilling contract. The decrease in these amounts from 1997 to 1998 reflects decreases in the Manager's level of business activity with respect to affiliated investment entities which designate the working interests in which they will invest prior to raising capital from investors and corresponding increase in activities related to affiliated investment entities which do not designate the working interests in which they will invest until after capital has been raised from investors, and differences related to the timing of the sale of such interests to affiliated investment vehicles.

     It is anticipated that the Manager's 1999 internal capital expenditures budget will be financed primarily by funds generated internally and through borrowings from unaffiliated lenders. Amounts payable by the Manager to make its scheduled capital contribution to affiliated natural gas investment programs will likewise be financed internally by the Manager. The Manager anticipates that it will make payments for natural gas project development costs from turnkey payments from the affected affiliated natural gas investment program. To the extent that such payments exceed anticipated amounts, the Manager may finance them from internally generated capital or from borrowings under its lines of credit. The planned expenditure level is subject to adjustment as dictated by changing economic conditions and the success of the affiliated natural gas investment vehicles in raising capital in 1999. The Manager does not anticipate raising additional capital for its own account for the next twelve months or for the foreseeable future beyond that time frame.

     Environmental protection and remediation costs.

     The Manager maintains insurance coverage for environmental pollution resulting from the sudden or accidental release of pollutants. Various deductibles per occurrence could apply, depending on the type of incident involved. Coverage for other types of environmental obligations is not generally provided, except when required by regulation or contract. The financial statements do not reflect any significant recovery from claims under prior or current insurance coverage. The Manager has not provided in its accounts for any future costs of environmental pollution or environmental remediation obligations. Such costs, if any, in excess of applicable insurance coverage cannot reasonably be estimated at this time due to uncertainty of timing, the magnitude of contamination, future technology for prevention and remediation, regulatory changes and other factors. Although such future costs could be significant, they are not expected to be material in relation to the Manager's liquidity or financial position.

Six Months Ended June 30, 1999

     Results of Operations

     Net income for the first six months of 1999 was $(523,312), compared with $(286,480) in the comparable period of 1998. These losses reflect the seasonality of the Manager's business which sees a majority of profits earned in the second half of the year, as investors' year-end tax motivated investing occurs and turnkey drilling activity increases. The primary factor affecting the year-to-year 82.7% increase in net loss for the comparable six-month periods was the decrease in turnkey revenues from $1,098,989 to $904,992, a decrease of $193,997, which nonetheless resulted in an increase in turnkey gross profits from $153,810 in 1998 to $256,022 in 1999, a difference of $102,212 or 66.5%.
Also having an impact on profitability was the $221,581 or 38.4% increase in general and administrative expense from $577,099 to $798,680 and the decrease in other income from $73,783 to $6,222 for the corresponding periods.

     Management anticipates that its earnings for the full year 1999 will be primarily driven by the ability of affiliated natural gas investment vehicles to raise capital from investors. This activity is highly seasonal and, therefore, as has customarily been the case, the overwhelming majority of capital raised by such entities is likely to be realized in the last six months of 1999. The fund-raising capability of the Manager, in turn, will depend in part upon the level of natural gas prices and production globally. Thus, management does not believe that the level of earnings of the Manager through the first six months of 1999 is indicative of the likely level of earnings for the entire year. The natural gas investment programs organized by the Manager have not begun to generate sufficient gas production to result in meaningful levels of distributions of operating profits to have been made to the Manger. Therefore, the Manager has not recognized a meaningful level of operating profits from its interests in such programs which would contribute to a more stable and predictable level of earnings.

     Total turnkey expenses and related costs decreased 31.3 percent for the first six months of 1999 as compared with the corresponding period in 1998, while corresponding turnkey revenues decreased 17.7 percent, causing a increase in turnkey profit margin from 14.0 percent to 28.3 percent. General and administrative expenses for the six months ended June 30, 1999, increased by
38.4 percent, natural gas investment program in the first six months of the 1999 over the corresponding period in 1998 and the cumulative effect on the level administrative expenses of the addition of new capital in 1999 to the capital already under management at the end of 1998 without reduction for return of capital to investors.

     Liquidity and Capital Resources

     In the first six months of 1999, cash flow from operating activities amounted to $88,042, compared with $48,448 for the equivalent period in 1998. Total short- and long-term debt, including amounts outstanding under the Manager's line of credit, trade payables, amount due to operators and related parties and other accounts payable, was $2,272,354 at June 30, 1999, compared with $3,594,958 at June 30, 1998. Debt as a percent of debt-plus-equity was 93.4 percent at June 30, 1999, down from 99.4 percent at year-end 1998.

     Working capital was $(1,118,061) at June 30, 1999, compared with $(950,367) at the corresponding point in June, 1998. At June 30, 1999, the Manager's current ration was .41 to 1. At June 30, 1999, the Manager had long-term debt, including the current portion, of $691,414, of which $305,067 was due within one year and the balance matures at various times through April 2003, compared with $746,924 of long-term debt at June 30, 1998. This debt bears interest at rates varying from 9.75% to 18.25%, based upon current levels of the prime interest rate.

      The Manager has a line of credit with Franklin Bank, Southfield, Michigan in the current amount of $325,000; at June 30, 1999, that line of credit was fully drawn and no further borrowings were available to the Manager thereunder.

     Working Interests Held For Sale and Capital Expenditures

     Inasmuch as the Manager engages in the raising of capital for investment in natural gas development, it has not engaged directly in capital investment in natural gas development of production activities, except with respect to the portion of the capital invested in such activities which the Manger provides from its own capital and for its own \account. Insofar as the Manager incurs contingent liability for turnkey development of natural gas development projects if development costs exceed budgeted costs by more than the anticipated turnkey profit to the Manager, it may be required to make a capital investment in such project(s) in the amount of such excess, though such investment is not anticipated. As such, the Manager has not made a capital investment in any natural gas development project in excess of its capital contribution as Manager of the affiliated investment vehicle, which amount totaled $36,150 in the first six months of 1999. The Manager has received distributions and accrued unrealized losses with respect to these interests, leaving a net recorded capital contribution of $1,152,094. The Manager anticipates that it will make similar investments in affiliated natural gas investment vehicles in 1999 as it did in 1998 and does not anticipate, nor has if provided for, making any investment as a result of actual development expenses of such a project exceeding budgeted costs by more than the anticipated turnkey profit to the Manager.

     The Manager does, however, utilize its capital to acquire working interests for subsequent resale to affiliated investment vehicles. The amount of working interests held for sale was $246,258 at June 30, 1999, and $998,697 at June 30, 1998. These amounts consist of actual land costs and estimated development, drilling and completion expenses for working interests in wells held by the Manager and anticipated to be sold to one or more affiliated investment vehicles pursuant to a turnkey drilling contract. The decrease in these amounts from June 30, 1998, to June 30, 1999 reflects decreases in the Manager's level of business activity with respect to affiliated investment entities which designate the working interests in which they will invest prior to raising capital from investors and corresponding increase in activities related to affiliated investment entities which do not designate the working interests in which they will invest until after capital has been raised from investors, and differences related to the timing of the sale of such interests to affiliated investment vehicles. The Manager does not anticipate that any of the working interests held for sale by the Manager at June 30, 1999, will be available for purchase by the Company.

     It is anticipated that the balance of the Manager's 1999 internal capital expenditures budget will be financed primarily by funds generated internally and through borrowings under the Manager's line of credit. Amounts payable by the Manager to make its scheduled capital contribution to affiliated natural gas investment programs will likewise be financed internally by the Manger. The Manager anticipates that it will make payments for natural gas project development costs from turnkey payments from the affected affiliated natural gas investment programs. To the extent that such payments exceed anticipated amounts, the Manager may finance them from internally generated capital or form borrowing under its line of credit. The planned expenditure level is subject to adjustments as dictated by changing economic conditions and the success of the affiliated natural gas investment vehicles in raising capital in the last three months of 1999. The Manager does not anticipate raising addition capital for its own account for the next twelve months or for the foreseeable future beyond that time frame.

Forward-looking Statement

     Statements in this prospectus that are not historical facts, including statements in Management's Discussion and Analysis under the heading "Plan of Operations" and other statements about industry and company growth, estimates of expenditures and savings, and other trend projections are forward looking statements. These statements are based on current expectations and involve risk and uncertainties. Actual future results or trends may differ materially depending on a variety of factors. These include specific factors identified in the discussion accompanying such forward looking statements, industry product supply and pricing, political stability and economic growth in relevant areas of the world, the Manager's successful execution of its internal performance plans, successful partnering, actions of competitors, natural disasters, and other changes to business conditions.

PRIOR ACTIVITIES

     The Prior Antrim Programs have generated the following approximate annual returns on investment (ROIs) for their respective investors on a cash and after-tax basis for the period commencing on the respective dates of commencement of operations (NOT of the offering of interests to investors) through December 31, 1998:


                                                                         YEARS IN          ANNUAL         ANNUAL ROI
PROGRAM                                                                  OPERATION       ROI (CASH)       (AFTER-TAX)
Wolverine Chester North Antrim Drilling Program #1                         9.75            11.6%             29.3%
Wolverine Chester North Antrim Drilling Program #2                         8.75             9.9%             30.3%
Wolverine Chester North Antrim Drilling Program #3                         7.50             5.3%             24.5%
Wolverine Chester North Antrim Drilling Program #4                         7.75            10.2%             32.3%
Wolverine Otsego County Antrim Drilling Program #5                         7.50             9.1%             32.0%
Wolverine Charlton North Antrim Drilling Program #6                        7.25             8.6%             30.2%
Wolverine Antrim Development Program #7                                    7.75             8.5%             28.9%



Wolverine Otsego County Antrim Development Program #8                      7.25             6.8%             25.4%
Wolverine Antrim Development Program #11                                   7.00             4.7%            22.58%
Wolverine Antrim Development Program #14                                   7.00             2.9%             16.1%
Wolverine Antrim Development Program #15-1991                              6.50             3.7%             18.1%
Wolverine Antrim Development Program #15-1992                              6.00             6.0%             22.5%
Wolverine Antrim Development Program #16                                   6.00             5.6%             22.8%
Wolverine Antrim Development Program #17                                   6.00             3.0%             8.3%
Wolverine Antrim Development Trust #18                                     5.25             3.6%             14.3%
Wolverine Antrim Development Trust #19                                     5.00             4.1%             15.8%
Wolverine Antrim Development Trust #20                                     4.00             .65%             20.6%
Wolverine Antrim Development Trust #21                                     4.00             5.9%             21.0%
Wolverine Antrim Development Trust #22                                     3.00             9.6%             29.0%
Wolverine Antrim Development Trust 1995                                    3.00             3.2%             18.1%
Wolverine Antrim Development 1996-1, L.L.C.                                2.50             5.1%             21.5%
Wolverine Antrim Development 1996-2, L.L.C.                                1.50             2.4%             25.3%
Wolverine Antrim Development 1997-1, L.L.C.                                1.25             2.3%             30.3%
Wolverine Antrim Development 1997-2, L.L.C.                                1.00             2.0%             37.9%
Wolverine Antrim Development 1998-1, L.L.C.                                0.25             0.0%            137.1%



     The column headed "Annual ROI (cash)" reflects the average annual rate of return to investors from cash distributions only, expressed as a percentage of their initial investment in the respective Prior Antrim Program. Prospective investors in Investor Interests should note that the largest cash component of return on investment in natural gas investment programs like the Prior Antrim Programs are distributions in later years (after the costs of development, drilling and completion of wells is completed and all capital acquisitions have been amortized and the wells are producing at maximum volume over an extended period).

     The column headed "Annual ROI (after-tax)" reflects the average annual rate of return to investors from (i) cash distributions, and (ii) the federal income tax effects of allocations of program income, loss, gain, credit and deductions to such investors from the program, combined and expressed as a percentage of their initial investment in the respective Prior Antrim Program. The increase in rate of return from the "Annual ROI (cash)" to the "Annual ROI (after-tax)" column for each program reflects the cumulative effects of, inter alia, (i) intangible drilling and development expenses of wells and other deductible items and, (ii) with respect to Prior Antrim Programs through Wolverine Antrim Development Trust #17, federal income tax credits under ss.29 of the Internal Revenue Code of 1986, as amended, allocated to investors with respect to working interests in natural gas wells invested in by such programs. Because the level of deductible intangible drilling and development expenses is highest in the initial stages of any Prior Antrim Program, the differences in rates of return between the "Annual ROI (cash)" and the "Annual ROI (after-tax)" column for each Prior Antrim Program is greatest in the more recent programs and less in programs of longer duration.

PRIOR ACTIVITIES SCHEDULES

     Attached hereto are revised schedules which reflect the activities of the Prior Antrim Programs through December 31, 1998. These schedules are qualitatively identical to the corresponding schedules appearing in the Prospectus for the period ending December 31, 1997. A description of the schedules can be found in the Prospectus under the caption "Summary Description of Prior Activities Schedules" on page 79 thereof.

TAX ASPECTS

     The following discussion supplements the section titled "Tax Aspects" contained in the Prospectus and should be reviewed in conjunction therewith. Terms capitalized herein which are not otherwise defined shall have the same meaning as capitalized terms in the "Tax Aspects" section of the Prospectus.

     There can be no assurance that any of the tax consequences which are described herein or in the Prospectus, or which a prospective Investor Interestholder in the Company may contemplate, will be available. In addition, no assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the statements expressed both herein and in the Prospectus. In some instances, these changes could have substantial effect on the tax aspects on an investment in the Company. Any future legislative changes may or may not be retroactive with respect to transactions prior to the effective date of such changes. Bills have been introduced in Congress in the past and may be introduced in the future which, if enacted, would adversely effect some of the tax consequences presently anticipated from an investment in the Company. EACH PROSPECTIVE INVESTOR INTERESTHOLDER IS THEREFORE URGED TO CONSULT HIS/HER TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES ARISING FROM AN INVESTMENT IN THE COMPANY.

     Publicly Traded Partnerships

     If a partnership's securities are actively traded on an established securities market or on a secondary market (or the substantial equivalent thereof), it will be treated as "publicly traded," and taxed as a corporation. The Prospectus details various exceptions to the Company's treatment as a publicly traded partnership (see "Tax Aspects - Classification as to Partnership
- Publicly Traded Partnerships"). In addition to those exceptions, Code Section 7704(c) also provides that 90% or more of a partnership's gross income constitutes "qualifying income," then such partnership will not be treated as "publicly traded," notwithstanding whether it qualifies for any other exception. The term "qualifying income" includes "income and gains derived from the exploration, development, mining or production, processing, refining, transportation (including pipelines transporting gas, oil or gas products thereof) or the marketing of any mineral or natural resource (including fertilizer, geothermal energy and timber)." In Ltr. Rul. 199904025 (11/02/98), the Service further defined the meaning of "qualifying income." The letter ruling confirms that the type of activities contemplated by the Company will generate "qualifying income," however income from the transportation of oil or gas other than by pipeline (i.e. by truck or rail) will not constitute "qualifying income." It is not anticipated that the Company will transport a substantial portion of the natural gas it produces by other than pipeline. Accordingly, while there can be no assurances that the Company will meet the "90% of qualifying income" exception from being treated as a publicly traded partnership, the activities of the partnership should generate gross income which substantially constitutes "qualifying income." Accordingly, even if the Company's Interests are deemed to be traded on the secondary market (or substantial equivalent thereof), the Company would not likely be treated as a publicly traded partnership.

     Allocations

     In Ltr. Rul. 9829045 (4/21/98) the Service analyzed the allocations of profit and loss of a limited partnership formed to operate oil and gas properties within a defined geographical area. The limited partnership agreement of the partnership in the letter ruling provided for allocations of profit and loss in a manner substantially similar to the Company's allocations of profit and loss, especially with respect to the allocations relating to basis of oil and gas properties for purposes of the depletion allowance. The letter ruling concluded that these allocations had substantial economic effect pursuant to Code Section 704. In particular, the letter ruling determined that the allocations met the "substantiality test" and as there was not a substantial likelihood that allocations of deduction and loss would be offset by allocations of income and gain. In making this determination, the letter ruling confirmed the discussion in the Prospectus that the fair market value of partnership property is assumed to be its book value, that is, depreciation and depletion expenses are presumed, for purposes of the "substantiality test," to reduce the fair market value of the property. The letter ruling concluded that: (i) given the speculative nature of the partnership's oil and gas exploration activities, and (ii) the fair market value of the property has been reduced for purposes of the Code Section 704 regulations, there cannot be a strong likelihood that a current allocation of income or loss or deduction will be offset by an allocation of gain in the future.

     This letter ruling supports the analysis contained in the Prospectus and the opinion of Special Tax Counsel with respect to the Company's allocations of profit and loss contained in "Tax Aspects - Allocations."

     Alternative Minimum Tax

     The discussion contained in the Prospectus captioned "Tax Aspects - Alternative Minimum Tax" is deleted in its entirety and replaced with the following section:

     The Code imposes an alternative minimum tax ("AMT") in order to assure that taxpayers may not reduce their tax below minimum levels through certain "tax preference items." In general, the alternative minimum tax liability of a non-corporate taxpayer is calculated by determining AMT income ("AMTI"), which is arrived at by (i) adding together the taxpayer's adjusted gross income and the taxpayer's tax preference items, (ii) adding and subtracting certain other specified items, and (iii) then subtracting the applicable exemption amount of $33,750 for single taxpayers or $45,000 for married taxpayers filing joint returns, or $22,250 for estates, trusts and married taxpayers filing separate returns. The alternative minimum tax is 26% of AMTI up to $175,000 and 28% of AMTI over $175,000. The taxpayer must then pay the greater of the AMT or the regular income tax. Generally, tax credits are not allowable against the AMT, except the foreign tax credit. Under the Code, the $45,000 exemption ($33,750 for single taxpayers and $22,250 for estates, trusts and married taxpayers filing separately) is phased out where AMTI exceeds $150,000 ($112,500 for single persons and $75,000 for estates, trusts and married persons filing separately).

     Among the tax preference items that could result from investing the Company and which would be included in determining AMTI are the following:

          Depletion. The excess of the depletion deduction allowable over the adjusted basis of the property at the end of the year, disregarding the current year's depletion deduction, is an item of tax preference. This excess is computed on each separate "property" as defined for depletion purposes. Accordingly, basis in one property will not reduce excess depletion in connection with another. The preference is measured on a cumulative basis. Depletion will not be considered an item of tax preference until the total depletion deductions have exceeded the adjusted basis of the property. Then, the entire amount of the percentage depletion in excess of that basis will be considered an item of tax preference. This item of tax preference does not apply to taxpayers other than integrated oil companies, that is, it does not apply to independent producers of oil or gas. With respect to natural gas, an independent producer is defined as a producer whose average daily production of domestic natural gas does not exceed the taxpayer's "depletable natural gas quantity." Average daily production is defined as determined by dividing the taxpayer's aggregate production of domestic crude oil or natural gas in the taxable year by the number of days in such taxable year. For natural gas production, the depletable natural gas quantity for any taxpayer for each such year shall be equal to 6,000 cubic feet multiplied by the number of barrels of the taxpayer's depletable oil quantity which the taxpayer elects to have applied. The taxpayer's depletable oil quantity for any taxable year shall be reduced by the number of barrels with respect to the election described herein. The Company will supply the Investor Interestholders with information with respect to the independent producer exemption annually.

          Intangible Drilling Costs. The amount by which an integrated oil company's IDCs exceeds 65% of the net income from oil, gas and geothermal properties is treated as a preference item pursuant to Code Section 57(a)(2). Independent oil and gas producers and royalty owners are not subject to this preference item provided, however, their AMTI may not be reduced by more than 40% of the AMTI that would otherwise be determined if they were subject to the IDC preference and did not compute an AMTI operating loss deduction. The definition of an independent producer is the same as in "Depletion" above.

          Depreciation. An adjustment may increase or decrease AMTI is depreciation is attributable to personal property that differs from the amount available under the 150% of declining balance method.

          Tax Credits. Generally, tax credits other than the foreign tax credit are not allowable against the alternative minimum tax. Thus, the Section 29 Credit for production of fuel from a non-conventional source is allowed only to the extent that the taxpayer's regular income tax exceeds his/her alternative minimum tax. Any Section 29 Credit which is disallowed as a result of this limitation however may be carried forward as a credit in future years against the excess of the regular tax or the AMT.

The applicability of the AMT must be determined by each individual Investor Interestholder based upon the operations of the Company and his/her personal tax situation. Due to the inherently factual nature of the application of the AMT to an Investor Interestholder, Special Tax Counsel is unable to express an opinion with respect to such issue. In many circumstances, the federal (and state) minimum tax provisions will substantially eliminate the value of IDC and Section 29 Credits for individual taxpayers. Accordingly, any potential investor in the Company should consult his/her own tax advisor to determine the tax consequences to him/her personally of the AMT.

     Possible Changes in Tax Laws

     The statutes, regulations and rules with respect to the tax matters contained in this Supplement and in the Prospectus are constantly subject to change by Congress or by the Department of the Treasury, and the interpretations of such statutes, regulations and rules may be modified or effected by judicial decision or by the Department of the Treasury. Significant amendments have been made to the Code in recent years and few final regulations have been promulgated pursuant to such amendments to the Code. Additionally, very few rulings have been issued. For example, the tax legislation recently passed by Congress and vetoed by President Clinton contained several provisions which could have materially impacted an Investor Interestholder, both with respect to his investment in the Company and generally. Accordingly, due to the continual changes made by Congress, the Department of the Treasury and the courts with respect to the administration and interpretation of the tax laws, no assurance can be given that the foregoing opinions and interpretations will be sustained or the tax aspects summarized herein or in the Prospectus will prevail and be available to the Investor Interestholders.

WOLVERINE ENERGY, L.L.C.
Prior Performance Tables
Summary of investor tax benefits and cash distribution returns
As of December 31, 1998

                                                                                                              Cumulative
                                                                                                              ----------
                                   Investor          First-Year         First-Year         Cumulative         Section 29
                                   --------          ----------         ----------         ----------         ----------
           Program               Contributions       Deductions            IDC              Depletion          Credits
           -------               -------------       ----------            ---              ---------          -------

   Wolverine Chester North          $847,154            $62,406           $397,539           $257,238         $670,997
 Antrim Drilling Program #1

   Wolverine Chester North           827,500           $413,206            334,679            178,468          600,410
 Antrim Drilling Program #2

   Wolverine Chester North           362,700            $29,439            187,899             47,087          214,308
 Antrim Drilling Program #3

   Wolverine Chester North           410,250             $9,564            242,121            101,385          324,111
 Antrim Drilling Program #4

   Wolverine Otsego County         1,117,984             51,895            659,423            280,748          941,336
Antrim Development Program #5

  Wolverine Charlton North           586,496              2,315            338,419            166,086          453,112
Antrim Development Program #6

Wolverine Antrim Development         447,188              1,613            245,899            102,372          348,637
         Program #7

   Wolverine Otsego County           827,566              4,604            483,575            147,628          548,908
Antrim Development Program #8

Wolverine Antrim Development         493,099                759            120,373             67,932          316,936
         Program #11

Wolverine Antrim Development       1,059,250             11,097            541,250             51,510          435,498
         Program #14

Wolverine Antrim Development         267,000              2,697            133,687             21,751          112,110
      Program #15/1991

Wolverine Antrim Development       1,568,500             36,672            703,053            181,216          724,897
      Program #15/1992

Wolverine Antrim Development       1,200,000                470            328,790            140,577          646,673
         Program #16

Wolverine Antrim Development       1,270,000                  0            262,500             40,412                0
         Program #17

Wolverine Antrim Development       2,172,132             54,545          1,142,011            127,076           11,081
          Trust #18

Wolverine Antrim Development       1,910,383             49,035          1,312,776             88,424            3,998
          Trust #19

Wolverine Antrim Development       2,500,000             59,904          1,692,643            210,731            6,665
          Trust #20

Wolverine Antrim Development       1,109,290             28,171            726,124             86,331            3,110
          Trust #21

Wolverine Antrim Development       1,700,000            102,804          1,109,000            199,474            4,443
          Trust #22

Wolverine Antrim Development       2,207,000             67,143          1,687,634             62,027            2,803
         Trust 1995

Wolverine Antrim Development       1,154,000             85,257            791,782             27,967                0
       1996-1, L.L.C.

Wolverine Antrim Development       4,473,162            106,890          3,311,513             69,334                0
       1996-2, L.L.C.

Wolverine Antrim Development       4,088,000            103,215          3,289,539             39,816                0
       1997-1, L.L.C.

Wolverine Antrim Development       1,185,000             31,106            879,267             10,999                0
       1997-2, L.L.C.

Wolverine Antrim Development       1,727,000             49,520          1,445,700                  0                0
       1998-1, L.L.C.

                                                      Total
                                                      -----
                                  Cumulative        Cumulative                                                 Cumulative
                                  ----------        ----------                                                 ----------
                                  Other Tax         Deductible          Assumed            Cumulative             Cash
                                  ---------         ----------          -------            ----------             ----
           Program                Deductions         Tax Items          Tax Rate          Tax Savings         Distributions
           -------                ----------         ---------          --------          -----------         -------------

   Wolverine Chester North       $1,753,669        $2,408,446              33.0%           $1,465,784            $957,950
 Antrim Drilling Program #1

   Wolverine Chester North        2,144,818         2,657,965              33.0%            1,477,538             713,475
 Antrim Drilling Program #2

   Wolverine Chester North          695,704           930,690              33.0%              521,436             145,505
 Antrim Drilling Program #3

   Wolverine Chester North          804,280         1,147,786              33.0%              702,880             322,723
 Antrim Drilling Program #4

   Wolverine Otsego County        2,021,902         2,962,073              33.0%            1,918,820             763,491
Antrim Development Program #5

  Wolverine Charlton North          902,678         1,407,183              33.0%              917,482             364,750
Antrim Development Program #6

Wolverine Antrim Development        799,030         1,147,301              31.0%              704,300             295,596
         Program #7

   Wolverine Otsego County        1,212,143         1,843,346              31.0%            1,120,345             405,296
Antrim Development Program #8

Wolverine Antrim Development        773,867           962,172              31.0%              615,209             162,359
         Program #11

Wolverine Antrim Development      1,157,076         1,749,836              31.0%              977,947             216,887
         Program #14

Wolverine Antrim Development        289,249           444,687              31.0%              249,963              64,594
      Program #15/1991

Wolverine Antrim Development      1,781,243         2,665,512              31.0%            1,551,206             562,508
      Program #15/1992

Wolverine Antrim Development      1,456,250         1,925,617              31.0%            1,243,614             399,858
         Program #16

Wolverine Antrim Development        719,901         1,022,813              39.6%              405,034             225,341
         Program #17

Wolverine Antrim Development      1,782,608         3,051,695              39.6%            1,219,552             412,962
          Trust #18

Wolverine Antrim Development      1,431,273         2,832,473              39.6%            1,125,657             387,880
          Trust #19

Wolverine Antrim Development      1,882,575         3,785,949              39.6%            1,505,901             558,725
          Trust #20

Wolverine Antrim Development        876,390         1,688,845              39.6%              671,893             259,598
          Trust #21

Wolverine Antrim Development      1,174,874         2,483,348              39.6%              987,849             491,406
          Trust #22

Wolverine Antrim Development        727,009         2,476,670              39.6%              983,564             212,386
         Trust 1995

Wolverine Antrim Development        374,119         1,193,868              39.6%              472,772             147,054
       1996-1, L.L.C.

Wolverine Antrim Development        496,551         3,877,398              39.6%            1,535,450             159,478
       1996-2, L.L.C.

Wolverine Antrim Development        284,107         3,613,462              39.6%            1,430,931             115,404
       1997-1, L.L.C.

Wolverine Antrim Development        182,240         1,072,506              39.6%              424,712              24,210
       1997-2, L.L.C.

Wolverine Antrim Development         49,520         1,495,220              39.6%              592,107                   0
       1998-1, L.L.C.


                                                                          Cumulative
                                                                          ----------
                                  Cumulative          Cumulative         Tax Savings/
                                  ----------          ----------         ------------
                                  Tax Savings         Cash Distri-        Cash Distri-
                                  -----------         ------------        ------------
                                    and Cash         tions as % of       tions as % of
                                    --------         -------------       -------------
           Program               Distributions       Contributions       Contributions
           -------               -------------       -------------       -------------

   Wolverine Chester North        $2,423,734               113.1%             286.1%
 Antrim Drilling Program #1

   Wolverine Chester North         2,191,013                86.2%             264.8%
 Antrim Drilling Program #2

   Wolverine Chester North           666,941                40.1%             183.9%
 Antrim Drilling Program #3

   Wolverine Chester North         1,025,603                78.7%             250.0%
 Antrim Drilling Program #4

   Wolverine Otsego County         2,682,311                68.3%             239.9%
Antrim Development Program #5

  Wolverine Charlton North         1,282,232                62.2%             218.6%
Antrim Development Program #6

Wolverine Antrim Development         999,896                66.1%             223.6%
         Program #7

   Wolverine Otsego County         1,525,641                49.0%             184.4%
Antrim Development Program #8

Wolverine Antrim Development         777,568                32.9%             157.7%
         Program #11

Wolverine Antrim Development       1,194,834                20.5%             112.8%
         Program #14

Wolverine Antrim Development         314,557                24.2%             117.8%
      Program #15/1991

Wolverine Antrim Development       2,113,714                35.9%             134.8%
      Program #15/1992

Wolverine Antrim Development       1,643,472                33.3%             137.0%
         Program #16

Wolverine Antrim Development         630,375                17.7%              49.6%
         Program #17

Wolverine Antrim Development       1,632,514                19.0%              75.2%
          Trust #18

Wolverine Antrim Development       1,513,537                20.3%              79.2%
          Trust #19

Wolverine Antrim Development       2,064,626                22.3%              82.6%
          Trust #20

Wolverine Antrim Development         931,491                23.4%              84.0%
          Trust #21

Wolverine Antrim Development       1,479,255                28.9%              87.0%
          Trust #22

Wolverine Antrim Development       1,195,950                 9.6%              54.2%
         Trust 1995

Wolverine Antrim Development         619,826                12.7%              53.7%
       1996-1, L.L.C.

Wolverine Antrim Development       1,694,928                 3.6%              37.9%
       1996-2, L.L.C.

Wolverine Antrim Development       1,546,335                 2.8%              37.8%
       1997-1, L.L.C.

Wolverine Antrim Development         448,922                 2.0%              37.9%
       1997-2, L.L.C.

Wolverine Antrim Development         592,107                 0.0%              34.3%
       1998-1, L.L.C.

WOLVERINE ENERGY, L.L.C.
Prior Performance Tables
Administrative Costs Incurred and as a Percentage of Gross Subscriptions As of December 31, 1998

                                                               1988                           1989
                                                   -------------------------     ---------------------------
                                                     Costs     Percentage of       Costs       Percentage of
                                                     -----     -------------       -----       -------------
           Program                                 Incurred    Subscriptions     Incurred      Subscriptions
           -------                                 --------    -------------     --------      -------------
   Wolverine Chester North
  Antrim Drilling Program #1                            $7,500           0.9%         $18,000            2.1%

   Wolverine Chester North
  Antrim Drilling Program #2                                                           13,950            1.7%

   Wolverine Chester North
  Antrim Drilling Program #3

   Wolverine Chester North
  Antrim Drilling Program #4

   Wolverine Otsego County
Antrim Development Program #5

   Wolverine Charlton North
Antrim Development Program #6

 Wolverine Antrim Development
          Program #7

   Wolverine Otsego County
Antrim Development Program #8

 Wolverine Antrim Development
         Program #11

 Wolverine Antrim Development
         Program #14

 Wolverine Antrim Development
       Program #15/1991

 Wolverine Antrim Development
       Program #15/1992

 Wolverine Antrim Development
         Program #16

 Wolverine Antrim Development
         Program #17

 Wolverine Antrim Development
          Trust #18

 Wolverine Antrim Development
          Trust #19

 Wolverine Antrim Development
          Trust #20

 Wolverine Antrim Development
          Trust #21

 Wolverine Antrim Development
          Trust #22

 Wolverine Antrim Development
          Trust 1995

 Wolverine Antrim Development
        1996-1, L.L.C.

 Wolverine Antrim Development
        1996-2, L.L.C.

 Wolverine Antrim Development
        1997-1, L.L.C.

 Wolverine Antrim Development
        1997-2, L.L.C.

 Wolverine Antrim Development
        1998-1, L.L.C.

                                                               1990                         1991
                                                   -------------------------    --------------------------
                                                     Costs     Percentage of      Costs      Percentage of
                                                     -----     -------------      -----      -------------
           Program                                 Incurred    Subscriptions    Incurred     Subscriptions
           -------                                 --------    -------------    --------     -------------
   Wolverine Chester North
  Antrim Drilling Program #1                           $19,094           2.3%       $20,504            2.4%

   Wolverine Chester North
  Antrim Drilling Program #2                            27,900           3.4%        29,407            3.6%

   Wolverine Chester North
  Antrim Drilling Program #3                             6,380           1.8%        18,972            5.2%

   Wolverine Chester North
  Antrim Drilling Program #4                             5,984           1.5%        18,921            4.6%

   Wolverine Otsego County
Antrim Development Program #5                           10,179           0.9%        34,148            3.1%

   Wolverine Charlton North
Antrim Development Program #6                                0           0.0%        11,256            1.9%

 Wolverine Antrim Development
          Program #7                                     3,153           0.7%        17,090            3.8%

   Wolverine Otsego County
Antrim Development Program #8                                                        16,779            2.0%

 Wolverine Antrim Development
         Program #11                                                                  8,938            1.8%

 Wolverine Antrim Development
         Program #14

 Wolverine Antrim Development
       Program #15/1991

 Wolverine Antrim Development
       Program #15/1992

 Wolverine Antrim Development
         Program #16

 Wolverine Antrim Development
         Program #17

 Wolverine Antrim Development
          Trust #18

 Wolverine Antrim Development
          Trust #19

 Wolverine Antrim Development
          Trust #20

 Wolverine Antrim Development
          Trust #21

 Wolverine Antrim Development
          Trust #22

 Wolverine Antrim Development
          Trust 1995

 Wolverine Antrim Development
        1996-1, L.L.C.

 Wolverine Antrim Development
        1996-2, L.L.C.

 Wolverine Antrim Development
        1997-1, L.L.C.

 Wolverine Antrim Development
        1997-2, L.L.C.

 Wolverine Antrim Development
        1998-1, L.L.C.

                                                                1992                           1993
                                                   ---------------------------     --------------------------
                                                    Costs        Percentage of      Costs       Percentage of
                                                    -----        -------------      -----       -------------
           Program                                 Incurred      Subscriptions     Incurred     Subscriptions
           -------                                 --------      -------------     --------     -------------
   Wolverine Chester North
  Antrim Drilling Program #1                            $21,087            2.5%        $21,165             2.5%

   Wolverine Chester North
  Antrim Drilling Program #2                             30,245            3.7%         30,357             3.7%

   Wolverine Chester North
  Antrim Drilling Program #3                             19,513            5.4%         19,585             5.4%

   Wolverine Chester North
  Antrim Drilling Program #4                             19,461            4.7%         19,533             4.8%

   Wolverine Otsego County
Antrim Development Program #5                            43,256            3.9%         43,416             3.9%

   Wolverine Charlton North
Antrim Development Program #6                            22,765            3.9%         22,850             3.9%

 Wolverine Antrim Development
          Program #7                                     17,577            3.9%         17,643             3.9%

   Wolverine Otsego County
Antrim Development Program #8                            33,936            4.1%         34,061             4.1%

 Wolverine Antrim Development
         Program #11                                     15,624            3.2%         15,682             3.2%

 Wolverine Antrim Development
         Program #14                                                                    26,157             2.5%

 Wolverine Antrim Development
       Program #15/1991                                                                  4,738             1.8%

 Wolverine Antrim Development
       Program #15/1992                                                                 18,038             1.1%

 Wolverine Antrim Development
         Program #16                                                                    30,425             2.5%

 Wolverine Antrim Development
         Program #17

 Wolverine Antrim Development
          Trust #18

 Wolverine Antrim Development
          Trust #19

 Wolverine Antrim Development
          Trust #20

 Wolverine Antrim Development
          Trust #21

 Wolverine Antrim Development
          Trust #22

 Wolverine Antrim Development
          Trust 1995

 Wolverine Antrim Development
        1996-1, L.L.C.

 Wolverine Antrim Development
        1996-2, L.L.C.

 Wolverine Antrim Development
        1997-1, L.L.C.

 Wolverine Antrim Development
        1997-2, L.L.C.

 Wolverine Antrim Development
        1998-1, L.L.C.

                                                                1994                         1995
                                                   --------------------------    --------------------------
                                                     Costs      Percentage of      Costs      Percentage of
                                                     -----      -------------      -----      -------------
           Program                                 Incurred     Subscriptions    Incurred     Subscriptions
           -------                                 --------     -------------    --------     -------------

   Wolverine Chester North
  Antrim Drilling Program #1                            $21,927           2.6%       $22,913            2.7%

   Wolverine Chester North
  Antrim Drilling Program #2                             31,450           3.8%        32,864            4.0%

   Wolverine Chester North
  Antrim Drilling Program #3                             20,291           5.6%        21,203            5.8%

   Wolverine Chester North
  Antrim Drilling Program #4                             20,236           4.9%        21,146            5.2%

   Wolverine Otsego County
Antrim Development Program #5                            44,979           4.0%        47,002            4.2%

   Wolverine Charlton North
Antrim Development Program #6                            23,672           4.0%        24,737            4.2%

 Wolverine Antrim Development
          Program #7                                     18,278           4.1%        19,100            4.3%

   Wolverine Otsego County
Antrim Development Program #8                            35,288           4.3%        36,874            4.5%

 Wolverine Antrim Development
         Program #11                                     16,246           3.3%        16,977            3.4%

 Wolverine Antrim Development
         Program #14                                     48,338           4.6%        53,692            5.1%

 Wolverine Antrim Development
       Program #15/1991                                   8,755           3.3%         9,725            3.6%

 Wolverine Antrim Development
       Program #15/1992                                  51,610           3.3%        56,006            3.6%

 Wolverine Antrim Development
         Program #16                                     39,682           3.3%        42,689            3.6%

 Wolverine Antrim Development
         Program #17                                     15,446           1.2%        31,911            2.5%

 Wolverine Antrim Development
          Trust #18                                       4,583           0.2%             0            0.0%

 Wolverine Antrim Development
          Trust #19                                      47,760           2.5%        66,863            3.5%

 Wolverine Antrim Development
          Trust #20                                                                   87,500            3.5%

 Wolverine Antrim Development
          Trust #21                                                                   40,106            3.6%

 Wolverine Antrim Development
          Trust #22                                                                        0            0.0%

 Wolverine Antrim Development
          Trust 1995                                                                       0            0.0%

 Wolverine Antrim Development
        1996-1, L.L.C.

 Wolverine Antrim Development
        1996-2, L.L.C.

 Wolverine Antrim Development
        1997-1, L.L.C.

 Wolverine Antrim Development
        1997-2, L.L.C.

 Wolverine Antrim Development
        1998-1, L.L.C.

                                                               1996                          1997
                                                   --------------------------    -------------------------
                                                     Costs      Percentage of      Costs     Percentage of
                                                     -----      -------------      -----     -------------
           Program                                 Incurred     Subscriptions    Incurred    Subscriptions
           -------                                 --------     -------------    --------    -------------
   Wolverine Chester North
  Antrim Drilling Program #1                           $23,869            2.8%       $24,468           2.9%

   Wolverine Chester North
  Antrim Drilling Program #2                            34,236            4.1%        35,095           4.2%

   Wolverine Chester North
  Antrim Drilling Program #3                            22,088            6.1%        22,642           6.2%

   Wolverine Chester North
  Antrim Drilling Program #4                            22,029            5.4%        22,581           5.5%

   Wolverine Otsego County
Antrim Development Program #5                           48,963            4.4%        48,968           4.4%

   Wolverine Charlton North
Antrim Development Program #6                           23,192            4.0%        23,774           4.1%

 Wolverine Antrim Development
          Program #7                                    19,897            4.4%        20,396           4.6%

   Wolverine Otsego County
Antrim Development Program #8                           38,413            4.6%        39,377           4.8%

 Wolverine Antrim Development
         Program #11                                    17,685            3.6%        18,129           3.7%

 Wolverine Antrim Development
         Program #14                                    59,177            5.6%        60,652           5.7%

 Wolverine Antrim Development
       Program #15/1991                                 10,718            4.0%        10,374           3.9%

 Wolverine Antrim Development
       Program #15/1992                                 59,667            3.8%        52,317           3.3%

 Wolverine Antrim Development
         Program #16                                    45,717            3.8%             0           0.0%

 Wolverine Antrim Development
         Program #17                                    33,243            2.6%        34,077           2.7%

 Wolverine Antrim Development
          Trust #18                                     13,826            0.6%        27,500           1.3%

 Wolverine Antrim Development
          Trust #19                                     66,863            3.5%        66,863           3.5%

 Wolverine Antrim Development
          Trust #20                                     87,500            3.5%        87,500           3.5%

 Wolverine Antrim Development
          Trust #21                                     41,780            3.8%        42,828           3.9%

 Wolverine Antrim Development
          Trust #22                                     61,330            3.6%        62,869           3.7%

 Wolverine Antrim Development
          Trust 1995                                    60,435            2.7%        86,301           3.9%

 Wolverine Antrim Development
        1996-1, L.L.C.                                  30,139            2.6%        43,038           3.7%

 Wolverine Antrim Development
        1996-2, L.L.C.                                  31,083            0.7%       166,935           3.7%

 Wolverine Antrim Development
        1997-1, L.L.C.                                                                67,069           1.6%

 Wolverine Antrim Development
        1997-2, L.L.C.                                                                31,106           2.6%

 Wolverine Antrim Development
        1998-1, L.L.C.

                                                               1998
                                                   -------------------------
                                                     Costs     Percentage of
                                                     -----     -------------
           Program                                 Incurred    Subscriptions
           -------                                 --------    -------------
   Wolverine Chester North
  Antrim Drilling Program #1                           $26,488           3.1%

   Wolverine Chester North
  Antrim Drilling Program #2                            36,812           4.4%

   Wolverine Chester North
  Antrim Drilling Program #3                            24,511           6.8%

   Wolverine Chester North
  Antrim Drilling Program #4                                 0           0.0%

   Wolverine Otsego County
Antrim Development Program #5                           53,124           4.8%

   Wolverine Charlton North
Antrim Development Program #6                           25,737           4.4%

 Wolverine Antrim Development
          Program #7                                    22,080           4.9%

   Wolverine Otsego County
Antrim Development Program #8                           42,628           5.2%

 Wolverine Antrim Development
         Program #11                                    20,136           4.1%

 Wolverine Antrim Development
         Program #14                                    65,670           6.2%

 Wolverine Antrim Development
       Program #15/1991                                  9,991           3.7%

 Wolverine Antrim Development
       Program #15/1992                                 56,636           3.6%

 Wolverine Antrim Development
         Program #16                                         0           0.0%

 Wolverine Antrim Development
         Program #17                                    36,890           2.9%

 Wolverine Antrim Development
          Trust #18                                     55,000           2.5%

 Wolverine Antrim Development
          Trust #19                                     66,863           3.5%

 Wolverine Antrim Development
          Trust #20                                     87,500           3.5%

 Wolverine Antrim Development
          Trust #21                                     77,591           7.0%

 Wolverine Antrim Development
          Trust #22                                     68,059           4.0%

 Wolverine Antrim Development
          Trust 1995                                   (15,441)         -0.7%

 Wolverine Antrim Development
        1996-1, L.L.C.                                     696           0.1%

 Wolverine Antrim Development
        1996-2, L.L.C.                                   2,098           0.0%

 Wolverine Antrim Development
        1997-1, L.L.C.                                      44           0.0%

 Wolverine Antrim Development
        1997-2, L.L.C.                                 101,741           8.6%

 Wolverine Antrim Development
        1998-1, L.L.C.                                  49,520           2.9%

WOLVERINE ENERGY, L.L.C.
Prior Performance Tables
Direct Costs Incurred and as a Percentage of Gross Subscriptions
As of December 31, 1998

                                                1988                           1989                          1990
                                    ------------------------      ---------------------------    -------------------------
                                      Costs     Percentage of       Costs       Percentage of      Costs     Percentage of
                                      -----     -------------       -----       -------------      -----     -------------
           Program                  Incurred    Subscriptions     Incurred      Subscriptions    Incurred    Subscriptions
                                    --------    -------------     --------      -------------    --------    -------------
   Wolverine Chester North
  Antrim Drilling Program #1            $39,187           4.6%          $1,500            0.2%        $3,951           0.5%

   Wolverine Chester North
  Antrim Drilling Program #2                                               125            0.0%             0           0.0%

   Wolverine Chester North
  Antrim Drilling Program #3                                                                             988           0.3%

   Wolverine Chester North
  Antrim Drilling Program #4                                                                           2,494           0.6%

   Wolverine Otsego County
Antrim Development Program #5                                                                          1,365           0.1%

   Wolverine Charlton North
Antrim Development Program #6                                                                            114           0.0%

 Wolverine Antrim Development
          Program #7                                                                                     114           0.0%

   Wolverine Otsego County
Antrim Development Program #8                                                                            114           0.0%

 Wolverine Antrim Development
         Program #11

 Wolverine Antrim Development
         Program #14

 Wolverine Antrim Development
       Program #15/1991

 Wolverine Antrim Development
       Program #15/1992

 Wolverine Antrim Development
         Program #16

 Wolverine Antrim Development
         Program #17

 Wolverine Antrim Development
          Trust #18

 Wolverine Antrim Development
          Trust #19

 Wolverine Antrim Development
          Trust #20

 Wolverine Antrim Development
          Trust #21

 Wolverine Antrim Development
          Trust #22

 Wolverine Antrim Development
          Trust 1995

 Wolverine Antrim Development
        1996-1, L.L.C.

 Wolverine Antrim Development
        1996-2, L.L.C.

 Wolverine Antrim Development
        1997-1, L.L.C.

 Wolverine Antrim Development
        1997-2, L.L.C.

 Wolverine Antrim Development
        1998-1, L.L.C.

                                                1991                             1992                           1993
                                    --------------------------      ---------------------------     --------------------------
                                      Costs      Percentage of       Costs        Percentage of      Costs       Percentage of
                                      -----      -------------       -----        -------------      -----       -------------
           Program                  Incurred     Subscriptions      Incurred      Subscriptions     Incurred     Subscriptions
                                    --------     -------------      --------      -------------     --------     -------------
   Wolverine Chester North
  Antrim Drilling Program #1            $11,856            1.4%           $5,380            0.6%         $5,454             0.6%

   Wolverine Chester North
  Antrim Drilling Program #2              3,957            0.5%            6,021            0.7%          5,154             0.6%

   Wolverine Chester North
  Antrim Drilling Program #3              2,462            0.7%            2,695            0.7%          3,615             1.0%

   Wolverine Chester North
  Antrim Drilling Program #4              2,607            0.6%            3,565            0.9%          3,812             0.9%

   Wolverine Otsego County
Antrim Development Program #5             4,334            0.4%            9,035            0.8%          4,886             0.4%

   Wolverine Charlton North
Antrim Development Program #6             2,104            0.4%            2,002            0.3%          2,750             0.5%

 Wolverine Antrim Development
          Program #7                      2,351            0.5%            4,862            1.1%          2,940             0.7%

   Wolverine Otsego County
Antrim Development Program #8             3,136            0.4%            4,795            0.6%          3,690             0.4%

 Wolverine Antrim Development
         Program #11                        600            0.1%            4,151            0.8%          2,147             0.4%

 Wolverine Antrim Development
         Program #14                                                       5,894            0.6%          4,375             0.4%

 Wolverine Antrim Development
       Program #15/1991                                                    1,450            0.5%          6,875             2.6%

 Wolverine Antrim Development
       Program #15/1992                                                      107            0.0%          7,975             0.5%

 Wolverine Antrim Development
         Program #16                                                                                      7,065             0.6%

 Wolverine Antrim Development
         Program #17                                                                                      5,302             0.4%

 Wolverine Antrim Development
          Trust #18                                                                                         153             0.0%

 Wolverine Antrim Development
          Trust #19

 Wolverine Antrim Development
          Trust #20

 Wolverine Antrim Development
          Trust #21

 Wolverine Antrim Development
          Trust #22

 Wolverine Antrim Development
          Trust 1995

 Wolverine Antrim Development
        1996-1, L.L.C.

 Wolverine Antrim Development
        1996-2, L.L.C.

 Wolverine Antrim Development
        1997-1, L.L.C.

 Wolverine Antrim Development
        1997-2, L.L.C.

 Wolverine Antrim Development
        1998-1, L.L.C.

                                                 1994                         1995                          1996
                                    --------------------------    --------------------------    --------------------------
                                      Costs      Percentage of      Costs      Percentage of      Costs      Percentage of
                                      -----      -------------      -----      -------------      -----      -------------
           Program                  Incurred     Subscriptions    Incurred     Subscriptions    Incurred     Subscriptions
                                    --------     -------------    --------     -------------    --------     -------------
   Wolverine Chester North
  Antrim Drilling Program #1              $4,929           0.6%        $4,220            0.5%        $4,075            0.5%

   Wolverine Chester North
  Antrim Drilling Program #2               4,475           0.5%         3,875            0.5%         3,080            0.4%

   Wolverine Chester North
  Antrim Drilling Program #3               2,100           0.6%         1,800            0.5%         1,502            0.4%

   Wolverine Chester North
  Antrim Drilling Program #4               5,480           1.3%         3,850            0.9%         3,312            0.8%

   Wolverine Otsego County
Antrim Development Program #5              5,285           0.5%         8,538            0.8%         5,390            0.5%

   Wolverine Charlton North
Antrim Development Program #6              3,080           0.5%         4,578            0.8%         2,738            0.5%

 Wolverine Antrim Development
          Program #7                       2,600           0.6%         3,470            0.8%         2,093            0.5%

   Wolverine Otsego County
Antrim Development Program #8              2,720           0.3%         4,242            0.5%         2,852            0.3%

 Wolverine Antrim Development
         Program #11                       1,370           0.3%         1,973            0.4%         1,524            0.3%

 Wolverine Antrim Development
         Program #14                       2,540           0.2%         2,656            0.3%         2,285            0.2%

 Wolverine Antrim Development
       Program #15/1991                    2,090           0.8%         2,467            0.9%         2,265            0.8%

 Wolverine Antrim Development
       Program #15/1992                    4,610           0.3%         4,610            0.3%         4,158            0.3%

 Wolverine Antrim Development
         Program #16                       3,860           0.3%         3,962            0.3%         3,560            0.3%

 Wolverine Antrim Development
         Program #17                       1,790           0.1%         1,790            0.1%         1,788            0.1%

 Wolverine Antrim Development
          Trust #18                        4,030           0.2%         8,635            0.4%         5,434            0.3%

 Wolverine Antrim Development
          Trust #19                        4,166           0.2%         8,635            0.5%         5,366            0.3%

 Wolverine Antrim Development
          Trust #20                                                     8,751            0.4%         5,323            0.2%

 Wolverine Antrim Development
          Trust #21                                                     8,751            0.8%         5,151            0.5%

 Wolverine Antrim Development
          Trust #22                                                     1,616            0.1%        12,416            0.7%

 Wolverine Antrim Development
          Trust 1995                                                      537            0.0%         2,056            0.1%

 Wolverine Antrim Development
        1996-1, L.L.C.                                                                                  937            0.1%

 Wolverine Antrim Development
        1996-2, L.L.C.                                                                                   68            0.0%

 Wolverine Antrim Development
        1997-1, L.L.C.

 Wolverine Antrim Development
        1997-2, L.L.C.

 Wolverine Antrim Development
        1998-1, L.L.C.

                                                1997                         1998
                                    -------------------------    -------------------------
                                      Costs     Percentage of      Costs     Percentage of
                                      -----     -------------      -----     -------------
           Program                  Incurred    Subscriptions    Incurred    Subscriptions
                                    --------    -------------    --------    -------------
   Wolverine Chester North
  Antrim Drilling Program #1             $5,620           0.7%        $5,635           0.7%

   Wolverine Chester North
  Antrim Drilling Program #2              5,108           0.6%         5,169           0.6%

   Wolverine Chester North
  Antrim Drilling Program #3              3,558           1.0%         2,940           0.8%

   Wolverine Chester North
  Antrim Drilling Program #4              5,193           1.3%         3,579           0.9%

   Wolverine Otsego County
Antrim Development Program #5             7,461           0.7%         8,388           0.8%

   Wolverine Charlton North
Antrim Development Program #6             4,658           0.8%         5,027           0.9%

 Wolverine Antrim Development
          Program #7                      4,168           0.9%         3,994           0.9%

   Wolverine Otsego County
Antrim Development Program #8             4,908           0.6%         6,270           0.8%

 Wolverine Antrim Development
         Program #11                      3,533           0.7%         3,472           0.7%

 Wolverine Antrim Development
         Program #14                      4,623           0.4%         6,667           0.6%

 Wolverine Antrim Development
       Program #15/1991                   4,397           1.6%         3,235           1.2%

 Wolverine Antrim Development
       Program #15/1992                   6,777           0.4%        10,408           0.7%

 Wolverine Antrim Development
         Program #16                      3,150           0.3%         8,296           0.7%

 Wolverine Antrim Development
         Program #17                      5,207           0.4%         6,689           0.5%

 Wolverine Antrim Development
          Trust #18                      13,890           0.6%        12,399           0.6%

 Wolverine Antrim Development
          Trust #19                      10,293           0.5%        26,086           1.4%

 Wolverine Antrim Development
          Trust #20                      10,189           0.4%        15,411           0.6%

 Wolverine Antrim Development
          Trust #21                       9,128           0.8%        23,069           2.1%

 Wolverine Antrim Development
          Trust #22                      15,744           0.9%        12,679           0.7%

 Wolverine Antrim Development
          Trust 1995                      5,908           0.3%         3,519           0.2%

 Wolverine Antrim Development
        1996-1, L.L.C.                    7,465           0.6%         5,425           0.5%

 Wolverine Antrim Development
        1996-2, L.L.C.                    9,613           0.2%         7,043           0.2%

 Wolverine Antrim Development
        1997-1, L.L.C.                       15           0.0%            76           0.0%

 Wolverine Antrim Development
        1997-2, L.L.C.                        0           0.0%            45           0.0%

 Wolverine Antrim Development
        1998-1, L.L.C.                                                     0           0.0%

WOLVERINE ENERGY, L.L.C.
Prior Performance Tables
Sponsor operating results in prior programs
As of December 31, 1998

                                                                                   Cumulative
                                                                                   ----------
                                          Cumulative    Cumulative    Cumulative   Cash Flow                Cumulative  Cumulative
                                          ----------    ----------    ----------   ---------                ----------  ----------
                              Cumulative  Operating   Administrative    Direct        from     Cumulative  Net Revenues Section 29
                              ----------  ---------   --------------    ------        ----     ----------  ------------ ----------
           Program             Revenues     Costs         Costs          Costs     Operations  Cash Flow    Distributed   Credit
           -------             --------     -----         -----          -----     ----------  ---------    -----------   ------
   Wolverine Chester North
 Antrim Drilling Program #1     $340,416    $198,691       $36,823      $12,188     $141,725      $92,714     $131,743    $110,847

   Wolverine Chester North
 Antrim Drilling Program #2     $186,683    $ 96,283       $30,232      $ 3,684     $ 90,400      $56,484     $ 71,348    $ 60,041

   Wolverine Chester North
 Antrim Drilling Program #3     $ 61,287    $ 37,551       $17,518      $ 2,166     $ 23,736      $ 4,052     $ 14,551    $ 21,431

   Wolverine Chester North
 Antrim Drilling Program #4     $ 83,660    $ 48,820       $14,989      $ 3,389     $ 34,840      $16,461     $ 32,272    $ 32,411

   Wolverine Otsego County
Antrim Development Program #5   $178,281    $ 91,559       $28,053      $ 4,101     $ 86,722      $54,568     $ 57,262    $ 70,600

  Wolverine Charlton North
Antrim Development Program #6   $ 48,809    $ 22,374       $ 8,009      $ 1,217     $ 26,435      $17,209     $ 16,414    $ 20,390

Wolverine Antrim Development
         Program #7             $ 81,391    $ 40,586       $13,038      $ 2,234     $ 40,805      $25,533     $ 24,312    $ 29,286

   Wolverine Otsego County
Antrim Development Program #8   $132,656    $ 63,644       $27,736      $ 3,261     $ 69,012      $38,015     $ 40,530    $ 54,891

Wolverine Antrim Development
         Program #11            $ 76,508    $ 46,915       $12,942      $ 1,877     $ 29,593      $14,774     $ 16,236    $ 31,694

Wolverine Antrim Development
         Program #14            $ 51,621    $ 27,835       $15,684      $ 1,157     $ 23,786      $ 6,944     $ 10,844    $ 21,775

Wolverine Antrim Development
      Program #15/1991          $  2,625    $  1,400       $   543      $   213     $  1,225      $   468     $    615    $  1,094

Wolverine Antrim Development
      Program #15/1992          $ 17,079    $  9,503       $ 2,943      $   385     $  7,576      $ 4,248     $  5,578    $  7,153

Wolverine Antrim Development
         Program #16            $151,531    $ 91,129       $15,851      $ 2,989     $ 60,403      $41,562     $ 39,986    $ 64,667

Wolverine Antrim Development
         Program #17            $ 74,803    $ 39,528       $14,875      $ 2,108     $ 35,276      $18,292     $ 22,534    $      0

Wolverine Antrim Development
          Trust #18             $167,197    $112,532       $10,091      $ 4,454     $ 54,665      $40,120     $ 41,296    $  1,108

Wolverine Antrim Development
          Trust #19             $135,855    $ 75,890       $31,521      $ 5,455     $ 59,966      $22,990     $ 38,788    $    400

Wolverine Antrim Development
          Trust #20             $207,863    $106,657       $35,000      $ 3,967     $101,206      $62,238     $ 55,873    $    667

Wolverine Antrim Development
          Trust #21             $ 94,661    $ 45,186       $20,231      $ 4,610     $ 49,474      $24,634     $ 25,960    $    311

Wolverine Antrim Development
          Trust #22             $146,497    $ 67,500       $19,226      $ 4,246     $ 78,998      $55,526     $ 49,141    $    444

Wolverine Antrim Development
         Trust 1995             $128,792    $ 73,147       $26,259      $ 2,302     $ 55,645      $27,084     $ 38,388    $    561

Wolverine Antrim Development
       1996-1, L.L.C.           $ 48,373    $ 26,968       $ 6,862      $ 1,943     $ 21,405      $12,601     $ 16,684    $      0

Wolverine Antrim Development
       1996-2, L.L.C.           $ 65,938    $ 41,580       $25,666      $ 2,499     $ 24,358      ($3,807)    $ 19,476    $      0

Wolverine Antrim Development
       1997-1, L.L.C.           $      0    $      0       $     0      $     0     $      0      $     0     $      0    $      0

Wolverine Antrim Development
       1997-2, L.L.C.           $      0    $      0       $     0      $     0     $      0      $     0     $      0    $      0

Wolverine Antrim Development
       1998-1, L.L.C.           $      0    $      0       $     0      $     0     $      0      $     0     $      0    $      0

WOLVERINE ENERGY, L.L.C.
Prior Performance Tables
Investor operating results in prior programs
As of December 31, 1998

                                                                                          Cumulative
                                                                                          ----------
                                                Cumulative    Cumulative    Cumulative     Cash Flow                 Cumulative
                                                ----------    ----------    ----------     ---------                 ----------
                                  Cumulative    Operating   Administrative    Direct          from      Cumulative  Net Revenues
                                  ----------    ---------   --------------    ------          ----      ----------  ------------
           Program                 Revenues       Costs         Costs          Costs       Operations   Cash Flow    Distributed
           -------                 --------       -----         -----          -----       ----------   ---------    -----------
   Wolverine Chester North
 Antrim Drilling Program #1     $1,856,748    $  927,714      $182,693        $79,618   $  929,034      $666,722     $826,207

   Wolverine Chester North
 Antrim Drilling Program #2     $1,680,145    $  866,550      $272,085        $33,155   $  813,596      $508,355     $642,128

   Wolverine Chester North
 Antrim Drilling Program #3     $  551,585    $  337,957      $157,666        $19,495   $  213,628       $36,467     $130,955

   Wolverine Chester North
 Antrim Drilling Program #4     $  752,936    $  439,379      $134,903        $30,503   $  313,557      $148,151     $290,451

   Wolverine Otsego County
Antrim Development Program #5   $2,198,802    $1,129,228      $345,983        $50,581   $1,069,574      $673,010     $706,229

  Wolverine Charlton North
Antrim Development Program #6   $1,035,838    $  474,824      $169,974        $25,834   $  561,014      $365,206     $348,336

Wolverine Antrim Development
         Program #7             $  887,550    $  442,584      $142,175        $24,359   $  444,966      $278,433     $271,284

   Wolverine Otsego County
Antrim Development Program #8   $1,193,900    $  572,793      $249,621        $29,465   $  621,106      $342,020     $364,766

Wolverine Antrim Development
         Program #11            $  688,568    $  422,236      $116,475        $16,893   $  266,333      $132,964     $146,123

Wolverine Antrim Development
         Program #14            $  980,790    $  528,856      $298,000        $27,883   $  451,934      $126,050     $206,043

Wolverine Antrim Development
      Program #15/1991          $  268,535    $  141,374      $ 53,758        $22,565   $  127,161      $ 50,838     $ 63,979

Wolverine Antrim Development
      Program #15/1992          $1,721,618    $  952,316      $291,331        $38,259   $  769,302      $439,712     $556,930

Wolverine Antrim Development
         Program #16            $1,363,782    $  820,157      $142,663        $26,904   $  543,625      $374,059     $359,872

Wolverine Antrim Development
         Program #17            $  623,627    $  332,754      $136,692        $20,458   $  290,873      $133,724     $202,807

Wolverine Antrim Development
          Trust #18             $1,504,774    $1,012,789      $ 90,818        $40,087   $  491,985      $361,080     $371,666

Wolverine Antrim Development
          Trust #19             $1,222,698    $  683,006      $283,691        $49,091   $  539,692      $206,910     $349,092

Wolverine Antrim Development
          Trust #20             $1,870,767    $  959,916      $315,000        $35,707   $  910,851      $560,144     $502,853

Wolverine Antrim Development
          Trust #21             $  851,945    $  406,678      $182,075        $41,490   $  445,267      $221,703     $233,638

Wolverine Antrim Development
          Trust #22             $1,318,474    $  607,496      $173,032        $38,210   $  710,978      $499,737     $442,265

Wolverine Antrim Development
         Trust 1995             $  524,667    $  300,188      $105,037        $ 9,718   $  224,479      $109,725     $173,998

Wolverine Antrim Development
       1996-1, L.L.C.           $  334,347    $  191,090      $ 67,012        $11,884   $  143,257      $ 64,361     $130,370

Wolverine Antrim Development
       1996-2, L.L.C.           $  386,577    $  244,962      $174,450        $14,225   $  141,615      ($47,060)    $140,002

Wolverine Antrim Development
       1997-1, L.L.C.           $  263,503    $  146,640      $ 67,113        $    91   $  116,863      $ 49,659     $115,404

Wolverine Antrim Development
       1997-2, L.L.C.           $   65,022    $   36,249      $132,847        $    45   $   28,773     ($104,119)    $ 24,210

Wolverine Antrim Development
       1998-1, L.L.C.           $        0    $        0      $ 49,520        $     0   $        0      ($49,520)    $      0

                                Cumulative
                                ----------
                                Section 29
                                ----------
           Program                Credit
                                  ------
   Wolverine Chester North
 Antrim Drilling Program #1     $560,150

   Wolverine Chester North
 Antrim Drilling Program #2     $540,369

   Wolverine Chester North
 Antrim Drilling Program #3     $192,877

   Wolverine Chester North
 Antrim Drilling Program #4     $291,700

   Wolverine Otsego County
Antrim Development Program #5   $870,736

  Wolverine Charlton North
Antrim Development Program #6   $432,722

Wolverine Antrim Development
         Program #7             $319,351

   Wolverine Otsego County
Antrim Development Program #8   $494,017

Wolverine Antrim Development
         Program #11            $285,242

Wolverine Antrim Development
         Program #14            $413,723

Wolverine Antrim Development
      Program #15/1991          $111,016

Wolverine Antrim Development
      Program #15/1992          $717,744

Wolverine Antrim Development
         Program #16            $582,006

Wolverine Antrim Development
         Program #17            $      0

Wolverine Antrim Development
          Trust #18             $  9,973

Wolverine Antrim Development
          Trust #19             $  3,598

Wolverine Antrim Development
          Trust #20             $  5,999

Wolverine Antrim Development
          Trust #21             $  2,799

Wolverine Antrim Development
          Trust #22             $  3,999

Wolverine Antrim Development
         Trust 1995             $  2,242

Wolverine Antrim Development
       1996-1, L.L.C.           $      0

Wolverine Antrim Development
       1996-2, L.L.C.           $      0

Wolverine Antrim Development
       1997-1, L.L.C.           $      0

Wolverine Antrim Development
       1997-2, L.L.C.           $      0

Wolverine Antrim Development
       1998-1, L.L.C.           $      0

                            WOLVERINE ENERGY, L.L.C.
                   (A MICHIGAN LIMITED LIABILITY CORPORATION)
-------------------------------------------------------------------------------

                                FINANCIAL REPORT
                                DECEMBER 31, 1998

WOLVERINE ENERGY, L.L.C.
--------------------------------------------------------------------------------




                                    CONTENTS


REPORT LETTER                                                                 1


FINANCIAL STATEMENTS

    Balance Sheet                                                             2

    Statement of Operations                                                   3

    Statement of Member's Equity                                              4

    Statement of Cash Flows                                                   5

    Notes to Financial Statements                                           6-12


                        [PLANTE & MORAN, LLP LETTERHEAD]


                          Independent Auditor's Report



To the Member
Wolverine Energy, L.L.C.


We have audited the accompanying balance sheet of Wolverine Energy, L.L.C. (a Michigan limited liability corporation) as of December 31, 1998 and 1997, and the related statements of operations, member's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wolverine Energy, L.L.C. at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                                         /s/ Plante & Moran, LLP


March 26, 1999
East Lansing, Michigan

WOLVERINE ENERGY, L.L.C.
--------------------------------------------------------------------------------
                                                                   BALANCE SHEET

                                                                         December 31
                                                                         -----------
                                                                   1998              1997
                                                                   ----              ----
                                     ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                  $   454,041       $    55,312
   Accounts receivable:
      Related entities (Note 5)                                   335,559            46,738
      Other                                                        31,932            75,000
   Current portion of member note receivable (Note 5)                   -           200,000
   Working interests held for resale                              877,580         1,458,167
   Prepaid expenses                                                14,180                 -
                                                              -----------       -----------

               Total current assets                             1,713,292         1,835,217

EQUIPMENT
   Office equipment                                                59,513            39,703
   Accumulated depreciation                                       (39,936)          (33,966)
                                                              -----------       -----------

               Total fixed assets                                  19,577             5,737

MEMBER NOTE RECEIVABLE (NOTE 5)                                         -           400,000

INVESTMENTS IN RELATED ENTITIES (NOTE 2)                        1,154,458           944,410

ACCOUNTS RECEIVABLE (NOTE 7)                                      329,545                 -

OTHER ASSETS                                                       10,341             7,776
                                                              -----------       -----------

               Total assets                                   $ 3,227,213       $ 3,193,140
                                                              ===========       ===========

                         LIABILITIES AND MEMBER'S EQUITY
CURRENT LIABILITIES
   Line of credit (Note 3)                                    $   325,000       $   325,000
   Current portion of long-term debt (Note 4)                     105,000                 -
   Accounts payable:
      Trade                                                       190,828            94,333
      Operators                                                 1,136,809         2,259,967
      Related party (Note 5)                                       12,743            84,424
      Other                                                       100,642            98,821
   Accrued expenses                                                21,465            22,270
                                                              -----------       -----------

               Total current liabilities                        1,892,487         2,884,815

LONG-TERM DEBT (NOTE 4)                                           626,347                 -

MEMBER'S EQUITY                                                   708,379           308,325
                                                              -----------       -----------

               Total liabilities and member's equity          $ 3,227,213       $ 3,193,140
                                                              ===========       ===========


WOLVERINE ENERGY, L.L.C.
--------------------------------------------------------------------------------
                                                         STATEMENT OF OPERATIONS


                                                      Year Ended December 31
                                                      ----------------------
                                                     1998                1997
                                                     ----                ----
 REVENUE
  Turnkey revenue                                $ 5,987,964       $ 6,333,944
   Management fees                                    337,198           362,832
   Other income                                       235,669           149,124
                                                  -----------       -----------

            Total revenue                           6,560,831         6,845,900

EXPENSES
   Cost of sales                                    5,130,237         5,182,605
   General and administrative                       1,423,744         1,190,994
                                                  -----------       -----------

            Total expenses                          6,553,981         6,373,599
                                                  -----------       -----------

OPERATING INCOME                                        6,850           472,301

LOSS FROM RELATED ENTITIES                            (35,283)          (19,645)
                                                  -----------       -----------

NET INCOME (LOSS)                                 $   (28,433)      $   452,656
                                                  ===========       ===========


WOLVERINE ENERGY, L.L.C.
--------------------------------------------------------------------------------
                                                    STATEMENT OF MEMBER'S EQUITY

MEMBER'S EQUITY - January 1, 1997                                  $   339,623

Net income                                                             452,656

Distributions to member                                               (483,954)
                                                                   -----------

MEMBER'S EQUITY - December 31, 1997                                    308,325

Net loss                                                               (28,433)

Member contributions                                                 1,981,219

Distributions to member                                             (1,552,732)
                                                                   -----------

MEMBER'S EQUITY - December 31, 1998                                $   708,379
                                                                   ===========


WOLVERINE ENERGY L.L.C.
--------------------------------------------------------------------------------

                                                         STATEMENT OF CASH FLOWS

                                                                       Year Ended December 31
                                                                       ----------------------
                                                                      1998                1997
                                                                      ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES
   Cash received from customers and related parties                 $ 6,315,078       $ 7,114,727
   Cash paid to operators, employees, and suppliers                  (7,269,751)       (5,763,807)
   Cash paid for interest                                              (141,291)          (18,645)
                                                                    -----------       -----------

             Net cash provided by (used in) operating
               activities (Note 6)                                   (1,095,964)        1,332,275

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of equipment                                                (19,810)          (25,053)
   Cash paid for investments in limited liability corporations         (279,053)         (610,662)
   Distributions from limited liability corporations                     33,722            17,419
                                                                    -----------       -----------

             Net cash used in investing activities                     (265,141)         (618,296)

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from line of credit, net of repayments                            -            75,500
   Proceeds from long-term debt                                         788,663                 -
   Payments on long-term debt                                           (57,316)                -
   Loans to (repayments from) member                                    600,000          (299,105)
   Contributions from member                                          1,981,219                 -
   Distributions to member                                           (1,552,732)         (483,954)
                                                                    -----------       -----------

             Net cash provided by (used in) financing
               activities                                             1,759,834          (707,559)
                                                                    -----------       -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                               398,729             6,420

CASH AND CASH EQUIVALENTS - Beginning of year                            55,312            48,892
                                                                    -----------       -----------

CASH AND CASH EQUIVALENTS - End of year                             $   454,041       $    55,312
                                                                    ===========       ===========

WOLVERINE ENERGY, L.L.C.
-------------------------------------------------------------------------------
                                                   NOTES TO FINANCIAL STATEMENTS
                                                      DECEMBER 31, 1998 and 1997



NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

         Wolverine Energy, L.L.C. (WELLC) acquires working interests in natural gas prospects throughout the United States, forms oil and gas entities and sells them the interests on a turnkey basis. WELLC is responsible for managing the operations of the entities

         CASH EQUIVALENTS - WELLC considers all liquid investments purchased with an original maturity date of three months or less to be cash equivalents.

         WORKING INTERESTS HELD FOR RESALE - WELLC has acquired certain oil and gas working interests for the purpose of selling these interests to oil and gas entities. Such working interests held for resale are recorded at cost, but are periodically reviewed to determine if the market value of the working interest has been impaired. If impairment exists, a loss is recognized by recording an impairment allowance. Abandonments of working interests held for resale are charged to expense. As of December 31, 1998 and 1997, no reserve for impairment has been recorded.

         INVESTMENTS IN RELATED ENTITIES - Investments in related entities are accounted for under the equity method since WELLC has significant influence over the management of these entities. WELLC is the manager of the oil and gas entities and makes initial capital contributions in accordance with provisions in the respective placement memorandum governing the activities of the particular entity. Income or losses are allocated to the investment accounts according to WELLC's ownership interest in the entities, and distributions received are deducted from the investment accounts.

         TURNKEY DRILLING REVENUE - WELLC enters into contracts with affiliated entities to sell them oil and gas working interests under turnkey drilling agreements. Under the terms of the agreements, the entities pay a fixed price for acquisition, drilling and completion costs and receive working interests in the wells. WELLC agrees to monitor the well operators obligation to conduct the drilling and completion of each well. Turnkey revenue is recognized when the related services have been performed (working interests have been sold) and substantially all future obligations have been settled.

WOLVERINE ENERGY, L.L.C.
--------------------------------------------------------------------------------
                                                   NOTES TO FINANCIAL STATEMENTS
                                                      DECEMBER 31, 1998 AND 1997

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         COST OF SALES - The Company acquires oil and gas working interests for resale that require the Company to pay a pro rata portion of all costs to drill and complete a well. The Company sells these oil and gas working interests in the wells at a fixed price, generally before the drilling is completed. Actual costs to drill and complete a well may exceed the sales price. The Company has the burden of paying all costs in excess of the turnkey price. Included in accounts payable at December 31, 1998 and 1997, and cost of sales, is the estimated total cost that the Company will be required to pay on working interests that have been sold. Due to uncertainties inherent in the estimation process, it is at least reasonably possible that the Company may incur expenses in excess of the amount recorded. Management is of the opinion that any adjustment of the amount recorded would not have a material adverse effect on the financial statements.

         MANAGEMENT FEES - In connection with the organization and offering stage of related oil and gas entities WELLC receives a management fee of 2.5 percent from investor subscriptions, which is credited to income as earned.

         EQUIPMENT - Equipment is recorded at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense as incurred.

         INCOME TAXES - No provision for federal income taxes has been included in the financial statements since all income and expenses of the LLC are allocated to the member for inclusion in his respective income tax return.

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

WOLVERINE ENERGY, L.L.C.
--------------------------------------------------------------------------------
                                                   NOTES TO FINANCIAL STATEMENTS
                                                      DECEMBER 31, 1998 AND 1997


NOTE 2 - AFFILIATED OIL AND GAS ENTITIES

         WELLC sponsors the formation of entities, typically limited liability corporations, for the purpose of conducting oil and gas exploration, development, and production activities on oil and gas properties. WELLC serves as manager of these entities and, as such, has full and exclusive discretion in the management and control. The turnkey drilling and operating agreements that WELLC enters into with the entities provide that the entities pay for the drilling costs of the wells at an agreed-upon price per well. Profits from oil and gas properties are allocated based on the working interest ownership percentage of the properties.

         WELLC holds the following investment interest in the following entities:


                                                               1998      1997
                                                               ----      ----

Wolverine Antrim Development 1995, L.L.C.                      18.9%     20.0%
Wolverine Antrim Development 1996-1, L.L.C.                    12.8%     15.0%
Wolverine Antrim Development 1996-2, L.L.C.                    14.5%     15.0%
Wolverine Antrim Development 1997-1, L.L.C.                    14.8%     15.0%
Wolverine Antrim Development 1997-2, L.L.C.                    14.5%     15.0%
Wolverine Antrim Development 1998-1, L.L.C.                    12.5%         -
Wolverine Energy 1998-1999 (A) Development
Company, L.L.C.                                                10.0%         -



         Following is a summary of the financial position and results of operations of entities whose investments are accounted for under the equity method of accounting:

                                                       1998               1997
                                                       ----               ----

Current assets                                    $    565,425     $    217,927
Other assets (net)                                  16,464,198       11,238,505
                                                  ------------     ------------

               Total assets                       $ 17,029,623     $ 11,456,432
                                                  ============     ============

Current liabilities                               $    516,797     $    197,841

Equity                                              16,512,826       11,258,591
                                                  ------------     ------------

                Total liabilities and equity      $ 17,029,623     $ 11,456,432
                                                  ============     ============

Net loss                                          $   (793,959)    $ (1,092,526)
                                                  ============     ============


WOLVERINE ENERGY, L.L.C.
--------------------------------------------------------------------------------
                                                   NOTES TO FINANCIAL STATEMENTS
                                                      DECEMBER 31, 1998 AND 1997

NOTE 3 - LINE OF CREDIT

         The line of credit to a bank is unsecured and due on demand. The line of credit bears interest at 1.5 percent above the New York Citibank prime rate (effective rate of 9.25 percent at December 31, 1998). WELLC's credit limit is $325,000. The line of credit is guaranteed by the member.



NOTE 4 - LONG-TERM DEBT


               Long-term debt consists of the following:

                                                                                       1998            1997
                                                                                       ----            ----

               Notes payable to unrelated parties, due in monthly interest payments of $2,334 for the first 12 months and the principal and interest payments of $2,500 thereafter, at an interest rate of 14%, with any remaining balance due January 2003.  The
               note is collateralized by certain investments of the Company
               and is guaranteed by the member.                                     $ 200,000          $ -


               Note payable to an unrelated company, due in monthly
               interest payments of $3,083, at a rate of prime plus 10% for an effective rate of 17.75% at December 31, 1998.  The note is collateralized by all assets of the Company and is
               guaranteed by the member.  The principal payment is due
               March 2000.                                                            200,000            -

               Note payable to bank, due in monthly installments of $502, including interest at a rate of 15.95%.  The note is
               collateralized by equipment.  Final payment is due July 2001.           12,687            -

               Note payable to bank, due in monthly payments of $6,250
               plus interest at a rate of prime plus 1.5% for an effective rate of 9.25% at December 31, 1998.  The note is colateralized by all assets of the Company and is guaranteed by the member.
               Final payment is due April 2003.                                       318,660            -
                                                                                      -------            -

                    Subtotal                                                          731,347            -

                    Less current portion                                              105,000            -
                                                                                      --------           -

                    Long-term portion                                               $ 626,347          $ -
                                                                                    =========          ===

WOLVERINE ENERGY, L.L.C.
--------------------------------------------------------------------------------
                                                   NOTES TO FINANCIAL STATEMENTS
                                                      DECEMBER 31, 1998 AND 1997

NOTE 4 - LONG-TERM DEBT (CONTINUED)

         Minimum principal payments on long-term debt to maturity as of December 31, 1998, are as follows:





 1999      $105,000
 2000       307,500
 2001       107,500
 2002       107,500
 2003       103,847
           --------

Total      $731,347
           ========






NOTE 5 - RELATED PARTY TRANSACTIONS

         Because of the nature of WELLC's business, a significant number of transactions are with related parties.

         During 1998 and 1997, WELLC earned turnkey revenue from related entities in the amount of $5,833,889 and $5,888,335, respectively. The balance of turnkey revenues and allocated expenses owed to WELLC included in accounts receivable as of December 31, 1998 and 1997, totaled $335,559 and $46,738, respectively.

         During 1998 and 1997, WELLC charged management fees to related entities in the amount of $337,198 and $362,832, respectively.

         WELLC had outstanding loans totaling $600,000 at December 31, 1997, to the member. The note is payable in equal installments over the next three years including interest at 8 percent and is unsecured. During 1998, the entire outstanding balance was repaid.

         WELLC owed related entities for administrative costs and member contributions in the amount of $12,743 and $84,424 at December 31, 1998 and 1997, respectively.

WOLVERINE ENERGY, L.L.C.
--------------------------------------------------------------------------------
                                                   NOTES TO FINANCIAL STATEMENTS
                                                      DECEMBER 31, 1998 AND 1997


NOTE 6 - CASH FLOWS

         A reconciliation of net income (loss) to net cash flows from operating activities is as follows:

                                                        1998               1997
                                                        ----               ----

Net income (loss)                                  $   (28,433)      $   452,656
Adjustments to reconcile net income (loss) to
net cash from operating activities:
Depreciation expense                                     5,970            19,316
Loss from equity investments                            35,283            19,645
(Increase) decrease in assets:
Accounts receivable                                   (575,298)          268,827
Working interests held for resale                      580,587        (1,046,997)
Prepaid expenses                                       (14,180)                -
Other assets                                            (2,565)            2,745
Increase (decrease) in liabilities:
Accounts payable                                    (1,096,523)        1,608,726
Accrued expenses                                          (805)            7,357
                                                   -----------       -----------

Net cash provided by (used in)
operating activities                               $(1,095,964)      $ 1,332,275
                                                   ===========       ===========



         There were no significant noncash investing and financing activities during 1998 and 1997.



NOTE 7 - COMMITMENTS AND CONTINGENCIES

         As managing member in various affiliated oil and gas entities, WELLC is subject to contingencies that may arise in the normal course of business of these entities. Management is of the opinion that liabilities, if any, related to such contingencies that may arise would not be material to the financial statements.

WOLVERINE ENERGY, L.L.C.
--------------------------------------------------------------------------------
                                                   NOTES TO FINANCIAL STATEMENTS
                                                      DECEMBER 31, 1998 AND 1997


NOTE 7 - Commitments and Contingencies (Continued)

         During the year, WELLC entered into a commitment for approximately $1,680,000 to purchase working interests in a newly developing gas program from Kentucky Operating US, L.L.C. After advancing $329,545 for the working interests, WELLC determined that the working interests would not be available until substantially later than promised. WELLC, then notified Kentucky Operating US, L.L.C. of its intention to terminate its participation in the program. Subsequent to year-end, WELLC started legal proceedings against Kentucky Operating US, L.L.C. in order to recover their advance. In the opinion of management, the ultimate disposition of this matter will not have a material adverse effect on these financial statements and no allowance has been recorded.

         WELLC currently has two offerings it is soliciting, with a combined maximum investor contribution limit of $22,000,000. The manager is required to match every capital contribution from an investor with a capital contribution ranging from 2.5 to 5 percent of the investor contribution. If maximum investor contributions are obtained, WELLC is committed to purchase an additional $841,475 in limited liability company memberships.

                            WOLVERINE ENERGY, L.L.C.
                   (A MICHIGAN LIMITED LIABILITY CORPORATION)
                    ----------------------------------------

                                FINANCIAL REPORT
                                  JUNE 30, 1999

WOLVERINE ENERGY, L.L.C.
--------------------------------------------------------------------------------


                                    CONTENTS


REPORT LETTER                                                                                                 1


FINANCIAL STATEMENTS

    Balance Sheet                                                                                             2

    Statement of Operations                                                                                   3

    Statement of Changes in Member's Equity                                                                   4

    Statement of Cash Flows                                                                                   5

    Notes to Financial Statements                                                                          6-13


To the Member
Wolverine Energy, L.L.C.


We have compiled the accompanying balance sheet of Wolverine Energy, L.L.C. (a Michigan limited liability corporation) as of June 30, 1999 and 1998, and the related statements of operations, changes in member's equity, and cash flows for the six month periods then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any form of assurance on them.





October 15, 1999

WOLVERINE ENERGY, L.L.C.
--------------------------------------------------------------------------------
                                                                   BALANCE SHEET

                                                                                                                  June 30
                                                                                                     ------------------------------
                                                                                                          1999             1998
                                                                                                     --------------   -------------
                                     ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                                                         $      202,952   $     540,275
   Accounts receivable:
       Related entities (Note 5)                                                                            164,464         192,263
       Other                                                                                                 31,353           2,575
   Current portion of member note receivable (Note 5)                                                        79,000         200,000
   Working interests held for resale                                                                        246,258         998,697
   Prepaid expenses                                                                                          66,515          33,570
                                                                                                     --------------   -------------
                Total current assets                                                                        790,542       1,967,380


EQUIPMENT
   Office equipment                                                                                          65,414          39,703
   Accumulated depreciation                                                                                 (43,336)        (35,036)
                                                                                                     --------------   -------------

                Total fixed assets                                                                           22,078           4,667

MEMBER NOTE RECEIVABLE (Note 5)                                                                             156,000         689,884

INVESTMENTS IN RELATED ENTITIES (Note 2)                                                                  1,152,094         963,675

ACCOUNTS RECEIVABLE (Note 7)                                                                                329,545               -

OTHER ASSETS, Net                                                                                             7,611           7,659
                                                                                                     --------------   -------------
                Total assets                                                                         $    2,457,870   $   3,633,265
                                                                                                     ==============   =============

                            LIABILITIES AND MEMBER'S EQUITY
CURRENT LIABILITIES
   Line of credit (Note 3)                                                                           $      325,000   $     325,000
   Current portion of long-term debt (Note 4)                                                               305,067          53,251
   Accounts payable:
       Trade                                                                                                122,368          95,812
       Operators                                                                                          1,111,357       2,236,542
       Related party (Note 5)                                                                                 9,518          10,859
       Other                                                                                                 12,697         179,821
   Accrued expenses                                                                                          22,596          16,462
                                                                                                     --------------   -------------
                Total current liabilities                                                                 1,908,603       2,917,747

LONG-TERM DEBT (Note 4)                                                                                     386,347         693,673

MEMBER'S EQUITY                                                                                             162,920          21,845
                                                                                                     --------------   -------------
                Total liabilities and member's equity                                                $    2,457,870   $   3,633,265
                                                                                                     ==============   =============

See Notes to Financial Statements      2
  and Accountant's Report.

WOLVERINE ENERGY, L.L.C
--------------------------------------------------------------------------------
                                                         STATEMENT OF OPERATIONS

                                                                                                           Six Months Ended June 30
                                                                                                           ------------------------
                                                                                                               1999         1998
                                                                                                           -----------  -----------
REVENUE
   Turnkey revenue (Note 5)                                                                                $   904,992  $ 1,098,989
   Management fees (Note 5)                                                                                     51,638       64,286
   Other income                                                                                                  6,222       73,783
                                                                                                           -----------  -----------
             Total revenue                                                                                     962,852    1,237,058

EXPENSES
   Cost of sales                                                                                               648,970      945,179
   General and administrative                                                                                  798,680      577,099
                                                                                                           -----------  -----------
             Total expenses                                                                                  1,447,650    1,522,278
                                                                                                           -----------  -----------
OPERATING LOSS                                                                                                (484,798)    (285,220)

LOSS FROM RELATED ENTITIES (Note 2)                                                                            (38,514)      (1,260)
                                                                                                           -----------  -----------
NET LOSS                                                                                                   $  (523,312) $  (286,480)
                                                                                                           ===========  ===========

See Notes to Financial Statements      3
  and Accountant's Report.

WOLVERINE ENERGY, L.L.C.
--------------------------------------------------------------------------------
                                         STATEMENT OF CHANGES IN MEMBER'S EQUITY

                                                                                                                    June 30
                                                                                                           ------------------------
                                                                                                               1999         1998
                                                                                                           -----------  -----------

MEMBER'S EQUITY - Beginning of period                                                                      $   708,379  $   308,325

Net loss                                                                                                      (523,312)    (286,480)

Distributions to member                                                                                        (22,147)          -
                                                                                                           -----------  -----------

MEMBER'S EQUITY - End of period                                                                            $   162,920  $    21,845
                                                                                                           ===========  ===========


See Notes to Financial Statements      4
  and Accountant's Report.

WOLVERINE ENERGY, L.L.C.
--------------------------------------------------------------------------------
                                                         STATEMENT OF CASH FLOWS

                                                                                                           Six Months Ended June 30
                                                                                                           ------------------------
                                                                                                               1999         1998
                                                                                                           -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Cash received from customers                                                                             $ 1,134,726  $ 1,162,698
  Cash paid to operators and suppliers                                                                        (977,536)  (1,067,378)
  Cash paid for interest                                                                                       (69,148)     (46,872)
                                                                                                           -----------  -----------

             Net cash provided by operating
                activities (Note 6)                                                                             88,042       48,448

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of equipment                                                                                         (5,901)          -
  Cash paid for investments in limited liability corporations                                                  (36,150)     (61,225)
                                                                                                           ------------------------

             Net cash used in investing activities                                                             (42,051)     (61,225)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from long-term debt                                                                                 (39,933)     746,924
  Distributions to member                                                                                      (22,147)          -
  Loans to member                                                                                             (235,000)    (249,184)
                                                                                                           -----------  -----------

             Net cash provided by (used in) financing activities                                              (297,080)     497,740
                                                                                                           -----------  -----------

NET INCREASE (DECREASE) IN CASH                                                                               (251,089)     484,963

CASH - Beginning of period                                                                                     454,041       55,312
                                                                                                           -----------  -----------

CASH - End of period                                                                                       $   202,952  $   540,275
                                                                                                           ===========  ===========


See Notes to Financial Statements      5
  and Accountant's Report.

WOLVERINE ENERGY, L.L.C.
--------------------------------------------------------------------------------
                                                   NOTES TO FINANCIAL STATEMENTS
                                                          JUNE 30, 1999 AND 1998

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

         Wolverine Energy, L.L.C. (WELLC) acquires working interests in natural gas prospects throughout the United States, forms oil and gas entities and sells them the interests on a turnkey basis. WELLC is responsible for managing the operations of all the entities.

         CASH EQUIVALENTS - WELLC considers all highly liquid investments with an original maturity date of three months or less to be cash equivalents.

         WORKING INTERESTS HELD FOR RESALE - WELLC has acquired certain oil and gas working interests for the purpose of selling these interests to oil and gas entities. Such working interests held for resale are recorded at cost, but are periodically reviewed to determine if the market value of the working interest has been impaired. If impairment exists, a loss is recognized by providing an impairment allowance. Abandonments of working interests held for resale are charged to expense. As of June 30, 1999 and 1998, no reserve for impairment has been recorded.

         INVESTMENTS IN RELATED ENTITIES - Investments in related entities are accounted for under the equity method since WELLC has significant influence over the management of these entities. WELLC is the manager of the oil and gas entities and makes initial capital contributions in accordance with provisions in the respective placement memorandum governing the activities of the particular entity. Income or losses are allocated to the investment accounts according to WELLC's ownership interest in the entities, and distributions received are deducted from the investment accounts.

         TURNKEY DRILLING REVENUE - WELLC enters into contracts with affiliated entities to sell them oil and gas working interests under turnkey drilling agreements. Under the terms of the agreements, the entities pay a fixed price for acquisition, drilling and completion costs and receive working interests in the wells. WELLC agrees to monitor the well operators obligation to conduct the drilling and completion of each well. Turnkey revenue is recognized when the related services have been performed (working interests have been sold) and substantially all future obligations have been settled.




See Accountant's Report.               6

WOLVERINE ENERGY, L.L.C.
--------------------------------------------------------------------------------
                                                   NOTES TO FINANCIAL STATEMENTS
                                                          JUNE 30, 1999 AND 1998

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         COST OF SALES - The Company acquires oil and gas working interests for resale that require the Company to pay a pro rata portion of all costs to drill and complete a well. The Company sells these oil and gas working interests in wells at a fixed price, generally before the drilling is completed. Actual costs to drill and complete a well may exceed the sales price. The Company has the burden of paying all costs in excess of the turnkey price. Included in accounts payable at June 30, 1999 and 1998, and cost of sales, is the estimated total cost that the Company will be required to pay on working interests that have been sold. Due to uncertainties inherent in the estimation process, it is at least reasonably possible that the Company may incur expenses in excess of the amount recorded. Management is of the opinion that any adjustment of the amount recorded would not have a material adverse effect on the financial statements.

         MANAGEMENT FEES - In connection with the organization and offering stage of related oil and gas entities WELLC receives a management fee of 5 percent from investor subscriptions, which is credited to income as earned.

         EQUIPMENT - Equipment is recorded at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense as incurred.

         INCOME TAXES - No provision for federal income taxes has been included in the financial statements since all income and expenses of the LLC are allocated to the member for inclusion on his respective income tax return.

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


See Accountant's Report.               7

WOLVERINE ENERGY, L.L.C.
--------------------------------------------------------------------------------
                                                   NOTES TO FINANCIAL STATEMENTS
                                                          JUNE 30, 1999 AND 1998

NOTE 2 - AFFILIATED OIL AND GAS ENTITIES

         WELLC sponsors the formation of entities, typically limited liability corporations, for the purpose of conducting oil and gas exploration, development, and production activities on oil and gas properties. WELLC serves as manager of these entities and, as such, has full and exclusive discretion in the management and control. The turnkey drilling and operating agreements that WELLC enters into with the entities provide that the entities pay for the drilling costs of the wells at an agreed-upon price per well. Profits (losses) from oil and gas properties are allocated based on the working interest ownership percentage of the properties.

         WELLC holds the following investment interest in the following entities:

                                                              1999      1998
                                                            --------- ---------
         Wolverine Antrim Development Trust 1995              18.9%     18.9%
         Wolverine Antrim Development 1996-1, L.L.C.          12.8%     12.9%
         Wolverine Antrim Development 1996-2, L.L.C.          14.5%     14.5%
         Wolverine Antrim Development 1997-1, L.L.C.          14.8%     14.8%
         Wolverine Antrim Development 1997-2, L.L.C.          14.5%     14.0%
         Wolverine Antrim Development 1998-1, L.L.C.          12.5%       -
         Wolverine Energy 1998-1999 (A) Development
           Company, L.L.C.                                    10.0%       -


See Accountant's Report.               8

WOLVERINE ENERGY, L.L.C.
--------------------------------------------------------------------------------
                                                   NOTES TO FINANCIAL STATEMENTS
                                                          JUNE 30, 1999 AND 1998

NOTE 2 - AFFILIATED OIL AND GAS ENTITIES (CONTINUED)

         Following is a summary of financial position and results of operations of entities whose investments are accounted for under the equity method:

                                                         1999         1998
                                                      -----------  -----------

         Current assets                               $   202,096  $   296,570
         Other assets (net)                            16,335,730   11,886,797
                                                      -----------  -----------
                      Total assets                    $16,537,826  $12,183,367
                                                      ===========  ===========
         Current liabilities                          $   183,878  $   192,655

         Equity                                        16,353,948   11,990,712
                                                      -----------  -----------
                      Total liabilities and equity    $16,537,826  $12,183,367
                                                      ===========  ===========
         Net loss                                     $  (401,005) $  (264,453)
                                                      ===========  ===========


NOTE 3 - LINE OF CREDIT

         The line of credit to a bank is unsecured and due on demand. The line of credit bears interest at 1.5 percent above the New York Citibank prime rate (effective rate of 9.75 percent at June 30, 1999). WELLC's credit line is $325,000. The line of credit is guaranteed by the member.


See Accountant's Report.               9

WOLVERINE ENERGY, L.L.C.
--------------------------------------------------------------------------------
                                                   NOTES TO FINANCIAL STATEMENTS
                                                          JUNE 30, 1999 AND 1998

NOTE 4 - LONG-TERM DEBT

         The following is the detail of long-term debt:

                                                                                       1999         1998
                                                                                    ----------   ----------
         Notes payable to unrelated parties, due in monthly interest payments of
         $2,334 for the first 12 months and then principal and interest payments of $2,500 thereafter, at an interest rate of 14%, with any remaining balance due in January 2003. The note is collateralized by certain
         investments of the Company and is guaranteed by the member.                $  200,000   $  200,000

         Note payable to an unrelated company, due in monthly interest payments of $3,083, at a rate of prime plus 10.00% for an effective rate of
         18.25% at June 30, 1999. The note is collateralized by all assets of the Company and is guaranteed by the member. The principal payment is
         due in March 2000.                                                            200,000      200,000

         Notes payable to bank, due in monthly installments of $502, including interest at a rate of 15.95%. The note is-collateralized by equipment.
         Final payment is due in July 2001.                                             10,254          -

         Note payable to bank, due in monthly payments of $6,250 plus interest at a rate of prime 1.50% for an effective rate of 9.75% at June 30,
         1999. The note is collateralized by all assets of the Company and is
         guaranteed by the member. Final payment is due in April 2003.                 281,160      346,924
                                                                                    ----------   ----------

             Subtotal                                                                  691,414      746,924

             Less current portion                                                      305,067       53,251
                                                                                    ----------   ----------

             Long-term portion                                                      $  386,347   $  693,673
                                                                                    ==========   ==========

See Accountant's Report.               10

WOLVERINE ENERGY, L.L.C.
--------------------------------------------------------------------------------
                                                   NOTES TO FINANCIAL STATEMENTS
                                                          JUNE 30, 1999 AND 1998

Note 4 - Long-Term Debt (Continued)

         The aggregate principal maturities at June 30, 1999, are as follows:

                  1999                                          $ 305,067
                  2000                                             53,750
                  2001                                            107,500
                  2002                                            107,500
                  2003                                            117,597
                  2004                                                 -
                                                                ---------
                                  Total                         $ 691,414
                                                                =========


NOTE 5 - RELATED PARTY TRANSACTIONS

         Because of the nature of WELLC's business, a significant number of transactions are with related parties.

         During 1999 and 1998, WELLC earned turnkey revenue from related entities in the amount of $904,992 and $1,098,989, respectively. The balance of turnkey revenues and allocated expenses owed to WELLC included in accounts receivable as of June 30, 1999 and 1998, totaled $164,464 and $192,263, respectively.

         During 1999 and 1998, WELLC charged management fees to related entities in the amount of $51,638 and $64,286, respectively.

         WELLC had outstanding loans totaling $235,000 and $889,884 at June 30, 1999 and 1998, respectively, to the member. The note is payable in installments over the next three years including interest at 8 percent and is unsecured.

         WELLC owed related entities for administrative costs and member contributions in the amount of $9,518 and $10,859 at June 30, 1999 and 1998, respectively.


See Accountant's Report.               11

WOLVERINE ENERGY, L.L.C.
--------------------------------------------------------------------------------
                                                   NOTES TO FINANCIAL STATEMENTS
                                                          JUNE 30, 1999 AND 1998

NOTE 6 - CASH FLOWS

         A reconciliation of net loss to net cash flows used in operating activities is as follows:

                                                                                         1999            1998
                                                                                     ------------    ------------
         Net loss                                                                    $   (523,312)   $   (286,480)
         Adjustments to reconcile net loss to net cash
            from operating activities:
               Depreciation, depletion, and amortization
                  expense                                                                   3,400           1,187
               Loss from equity investments                                                38,514           1,260
               (Increase) decrease in assets:
                  Accounts receivable                                                     171,674         (73,100)
                  Working interests held for resale                                       578,987         459,470
                  Other                                                                     2,730         (33,570)
               Increase (decrease) in liabilities:
                  Accounts payable                                                       (185,082)        (14,511)
                  Accrued expenses                                                          1,131          (5,808)
                                                                                     ------------    ------------

                     Net cash provided by operating
                         activities                                                  $     88,042    $     48,448
                                                                                     ============    ============

         During 1998, WELLC sold certain investments in related entities to the member for $40,700 in exchange for a note receivable.

         There were no significant non-cash investing and financing activities during 1999.



See Accountant's Report.               12

WOLVERINE ENERGY, L.L.C.
--------------------------------------------------------------------------------
                                                   NOTES TO FINANCIAL STATEMENTS
                                                          JUNE 30, 1999 AND 1998


NOTE 7 - COMMITMENTS AND CONTINGENCIES

         As managing member in various affiliated oil and gas entities, WELLC is subject to contingencies that may arise in the normal course of business of these entities. Management is of the opinion that liabilities, if any, related to such contingencies that may arise would not be material to the financial statements.

         During 1998, WELLC entered into a commitment for approximately $1,680,000 to purchase working interests in a newly developing gas program. After advancing $329,545 for the working interests, WELLC determined that the working interests would not be available until substantially later than promised. WELLC, then notified the sponsor of the program of its intention to terminate its participation. During 1999, WELLC started legal proceedings against the program sponsor in order to recover their advance. In the opinion of management, the ultimate disposition of this matter will not have a material adverse effect on these financial statements and no allowance has been recorded.


         WELLC currently has two offerings it is soliciting, with a combined maximum investor contribution limit of $22,000,000. The manager is required to match every capital contribution from an investor with a capital contribution ranging from 2.5 to 5.0 percent of the investor contribution. If maximum investor contributions are obtained, WELLC is committed to purchase an additional $841,475 in limited liability company memberships.


See Accountant's Report.               13

                                 MASTER DOCUMENT

FIELD                                                        VALUES
COMPANY NAME (HEADINGS)                                      Wolverine Energy, L.L.C.
COMPANY NAME (TEXT)                                          Wolverine Energy, L.L.C.
D/B/A                                                        WELLC
YEAR END                                                     June 30, 1999
PRIOR YEAR END                                               June 30, 1998
2 YEAR PRIOR                                                 June 30, 1997
OPINION DATE                                                 October 15, 1999
COMPARATIVE DATE                                             June 30, 1999 and 1998
1999                                                         1999
1998                                                         1998
1997                                                         1997




                                       14